                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 25, 1995


                       SERVICE CORPORATION INTERNATIONAL
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                 TEXAS                                 1-6402-1                         74-1488375
- --------------------------------------------------------------------------------------------------------------
        (State or other jurisdiction of            (Commission file          (I. R. S. employer identification
        incorporation or organization)                  number)                           number)


   1929 ALLEN PARKWAY, HOUSTON, TEXAS                                                      77019
- --------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                (Zip code)

                                 (713) 522-5141
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

           On August 25, 1995, Service Corporation International acquired a controlling ownership interest in Omnium de Gestion et de Financement S.A. which, in turn, owns a controlling ownership interest in Pompes Funebres Generales S.A. In addition, the Company commenced public tender offers in France for the remaining shares of both companies with the intent to acquire 100% of the outstanding shares of both companies. For a description of these transactions, see the first paragraph under "Unaudited Pro Forma Combined Financial Information" in "Item 7. Financial Statements and Exhibits" of this report, which information is hereby incorporated by reference.

           The term "Company" includes Service Corporation International and its subsidiaries, unless the context indicates otherwise.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


                                                                     Page
                                                                    in this
                                                                     Report
                                                                    --------
         (a)     Pro forma financial information:

                 Unaudited Pro Forma Combined Financial
                   Information                                             4
                                                                    --------

         (b)     Financial statements of businesses acquired:

                 Omnium de Gestion et de Financement S.A./
                   Pompes Funebres Generales S.A. (OGF/PFG
                   Group) separate company consolidated
                   financial statements                                   25
                                                                    --------

                 Gibraltar Mausoleum Corporation separate
                   company consolidated financial statements              54
                                                                    --------

         (c)     Exhibits:

                  2.1    -  Memorandum of Understanding Relating to the
                            Transfer of Shares, dated July 10, 1995, and
                            Additional Memorandum of Understanding Relating to the Transfer of Shares, dated July 12,
                            1995, each of which is between Service Corporation
                            International and Lyonnaise des Eaux.

                 23.1    -  Consent of Barbier Frinault & Associes,
                            Membres d'Arthur Andersen & Co, SC and PGA.

                 23.2    -  Consent of Ernst & Young LLP.


(a) Pro forma financial information

              Unaudited Pro Forma Combined Financial Information

        In July 1995, the Company entered into an agreement with Lyonnaise des Eaux S.A. ("LDE"), a French company, to purchase LDE's funeral service business. LDE's funeral service business is comprised of an approximate 51% ownership interest in Omnium de Gestion et de Financement S.A. ("OGF") which, in turn, owns approximately 65% of Pompes Funebres Generales S.A. ("PFG") and, together with OGF, ("OGF/PFG"). On August 25, 1995, the Company acquired the approximately 51% interest in OGF for US $233,358,000. The Company is making public tender offers for the remaining shares of OGF and PFG with the intent to acquire 100% of the outstanding shares of both companies. On August 30, 1995, the Company owned shares representing 70.0% of OGF and 75.3% of PFG. OGF/PFG is the largest funeral service organization in Europe. OGF/PFG operates over 950 funeral service locations that performed over 154,000 funerals throughout France in 1994. OGF/PFG also operates funeral locations in Belgium, the Czech Republic, Italy, Singapore and Switzerland that performed approximately 14,000 funerals in 1994. Included in OGF/PFG operations is a coffin manufacturing business that sells the large majority of its product to OGF/PFG funeral operations and a funeral insurance business whose primary activity involves insurance policies sold in connection with OGF/PFG's prearranged funeral business. The Company intends that OGF/PFG will continue to operate their funeral service and related businesses. The total purchase price for OGF and the portion of PFG not owned by OGF is expected to be approximately US $607,206,000, based on a June 30, 1995 translation rate of US $.2062 to one French franc, consisting of US $589,570,000 of cash, the assumption of US $12,004,000 of OGF/PFG debt and associated expenses of US $5,632,000 (based on an August 25, 1995 translation rate of US$.1969 to one French franc, the total purchase price would be US$579,820,000. The net cost to the Company, taking into account the estimated available excess cash balances of OGF/PFG, is expected to be approximately US $424,026,000. In August 1995, the Company entered a 364-day revolving credit agreement ("French Revolving Credit Agreement") with Societe Generale, Southwest Agency, Credit Lyonnais Cayman Island Branch and Banque Nationale de Paris, Houston Agency. The French Revolving Credit Agreement allows for borrowings up to US $600,000,000 (which, at the option of the Company, can be borrowed in French francs or US dollars) to provide short-term financing for the purchase of OGF/PFG. The interest rate currently in effect is based on PIBOR plus 25 basis points (5.98% at August 25, 1995).

        In June 1995, the Company entered into an agreement to acquire Gibraltar Mausoleum Corporation and four related Subchapter S Corporations (collectively, "Gibraltar"). Gibraltar, a private funeral and cemetery company based in Indianapolis, Indiana, owns and operates 23 funeral homes and 54 cemeteries. Subject to regulatory approval, the Company expects to complete the Gibraltar transaction during the fourth quarter of 1995 for a purchase price of approximately $268,895,000 consisting of 3,286,759 shares of Company common stock (based on an average price of $35 per share on August 25, 1995), $146,668,000 in cash, the assumption of $5,425,000 of Gibraltar debt and associated expenses of $1,765,000. Such common stock of the Company is registered with the Securities and Exchange Commission and will be issued under the Company's existing shelf registration. The cash portion of the purchase price will be borrowed under the Company's existing revolving credit facilities (5.90% at August 25, 1995).

        In July 1995, the Company entered into an agreement to acquire the shares of Service Corporation International Canada ("SCIC") not already owned by the Company. SCIC owns 74 funeral homes and three cemeteries in Canada. This transaction will eliminate the approximate 31% minority ownership interest in SCIC and will make SCIC a wholly owned subsidiary of the Company. This transaction has been approved by the minority shareholders of SCIC and was completed on September 5, 1995. The purchase price will be approximately US $61,293,000 (based on a June 30, 1995 translation rate of US $.7287 to one Canadian dollar) and will be financed through borrowings under the Company's existing revolving credit facilities in Canadian dollars at an interest rate based on a Canadian banker's acceptance rate plus 25 basis points (6.71% at August 25, 1995).

           In the third quarter of 1994, the Company acquired the two largest publicly traded funeral service providers in the United Kingdom, Great Southern Group plc ("GSG") and Plantsbrook Group plc ("PG"). PG was an equity investee of OGF before being purchased by the Company. GSG and PG owned a combined 534 funeral homes, 13 crematories and two cemeteries. The purchase price of approximately US $508,000,000 was financed using a portion of the net proceeds from the Company's December 1994 public offerings, consisting of common stock (7,700,000 shares issued in December 1994 and 780,000 shares issued in January 1995 at a net price of $24.70 per share), $172,500,000 of preferred securities of SCI Finance LLC (a wholly owned subsidiary of the Company) and $200,000,000 of 8.375% fixed rate notes due 2004, long-term fixed rate borrowings, other revolving credit borrowings and debt assumed by the Company. Both GSG and PG have been consolidated with the Company since September 1, 1994.

           In addition to the acquisitions discussed above, during 1994 and the six months ended June 30, 1995, the Company continued to acquire funeral and cemetery operations in the United States, Australia, Canada and the United Kingdom. During such period, the Company acquired 232 funeral homes and 52 cemeteries (the "1994 and 1995 Other Acquired Companies") in 120 separate transactions for an aggregate purchase price of approximately US $515,000,000 in the form of combinations of cash, Company common stock, issued and assumed debt, convertible debentures and retired loans receivable held by the Company's finance subsidiary.

           The following unaudited pro forma combined balance sheet as of June 30, 1995 has been prepared assuming the acquisitions by the Company of 100% of the outstanding shares of OGF/PFG, Gibraltar and the minority interest of SCIC took place on June 30, 1995. The unaudited pro forma combined statements of income for the year ended December 31, 1994 and the six months ended June 30, 1995 have been prepared assuming the acquisitions by the Company of 100% of the outstanding shares of OGF/PFG, Gibraltar, the minority interest of SCIC, GSG, PG and the Other Acquired Companies took place at January 1, 1994. Such acquisitions are being accounted for under the purchase method of accounting. The historical revenues and expenses of GSG and PG and the Other Acquired Companies represent amounts recorded by those businesses for the period that they were not owned by the Company during the year ended December 31, 1994 and the six months ended June 30, 1995, respectively. The unaudited pro forma combined financial information may not be indicative of results that would actually have been obtained if these transactions had occurred on the dates indicated or which may be obtained in the future.

           For purposes of this unaudited pro forma combined financial information, it is assumed that the net proceeds of the Company's December 1994 public offerings were first applied toward the purchase price of GSG and PG (US $508,000,000 less US $31,258,000 of GSG and PG debt assumed by the Company) with the excess net proceeds (US $95,205,000) used to repay amounts outstanding under the Company's revolving credit facilities and to retire commercial paper. In addition, the unaudited pro forma combined financial information assumes that the acquisition of OGF/PFG is to be financed with borrowings under the French Revolving Credit Agreement.

           The historical financial statements of GSG and PG for the period not owned by the Company in 1994 were prepared in UK pound sterling in accordance with United Kingdom generally accepted accounting principles ("UK GAAP"). The historical financial statements of OGF/PFG as of June 30, 1995 and for the year ended December 31, 1994 and the six months ended June 30, 1995 were prepared in French francs in accordance with French generally accepted accounting practices ("F GAAP"). This information has been adjusted to present the historical financial statements in accordance with United States generally accepted accounting principles ("US GAAP") and translated into US dollars at the June 30, 1995 exchange rate for the balance sheet (US $.2062 to one French franc, US $.1969 at August 25, 1995) and at the average exchange rate for the respective statement of income periods presented (US $.1802 and US $.1983 for the year ended December 31, 1994 and six months ended June 30, 1995, respectively). The Company has not completed all appraisals and evaluations necessary to finalize OGF/PFG's or Gibraltar's purchase price allocation, and accordingly, actual adjustments that reflect appraisals and other evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments.

                       Service Corporation International
                   Unaudited Pro Forma Combined Balance Sheet
                                 June 30, 1995
                                  (Thousands)

                                                                 Historical                                 Pro Forma
                                                   ----------------------------------------        -----------------------------
                                                      The                                                            Combined
                                                    Company        OGF/PFG        Gibraltar          Adjustments       Total
                                                   ---------      ---------       ---------         -------------    -----------
Assets
Current assets:
  Cash and cash equivalents                        $  20,251     $  203,800       $  1,276          $(183,180) (F11)  $   42,147
  Receivables, net of allowances                     347,790         59,013         67,021               (215) (G2)      435,758
                                                                                                      (37,851) (G3)
  Inventories                                         72,192         46,240         16,207            (13,776) (G4)      120,863
  Other                                                7,814         33,171         -                  -                  40,985
                                                  ----------     ----------       --------          ---------         ----------
       Total current assets                          448,047        342,224         84,504           (235,022)           639,753

Investments - insurance subsidiary                    -             531,726         -                  -                 531,726
Prearranged funeral contracts                      1,537,085         -               3,878             82,350  (G2)    1,623,313
Long-term receivables                                615,355         -              -                  44,137  (G1)      701,372
                                                                                                       37,851  (G3)
                                                                                                        4,029  (G5)
Cemetery property, at cost                           812,198         -              17,214             13,776  (G4)    1,142,675
                                                                                                      286,987  (G10)
                                                                                                       12,500  (C1)
Property, plant and equipment, at cost (net)         909,857        222,545         31,778            103,932  (F4)    1,268,112
Deferred charges and other assets                    233,258         49,661          9,629             25,521  (F5)      298,660
                                                                                                      (19,409) (F7)
Goodwill                                              -              16,910         10,579            (10,579) (G13)      -
                                                                                                      (16,910) (F6)
Names and reputations (net)                          888,975         -              -                  37,626  (C1)    1,043,833
                                                                                                      117,232  (F9)
                                                  ----------     ----------       --------          ---------         ----------
       Total assets                               $5,444,775     $1,163,066       $157,582          $ 484,021         $7,249,444
                                                  ==========     ==========       ========          =========         ==========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued liabilities        $  191,547     $  132,802       $ 13,816          $   1,765  (G11)  $  345,562
                                                                                                        5,632  (F2)
  Income taxes                                        32,351          6,700         -                  -                  39,051
  Current maturities of long-term debt                21,217          3,332         15,700            (15,700) (G9)       24,549
                                                  ----------     ----------       --------          ---------         ----------
       Total current liabilities                     245,115        142,834         29,516             (8,303)           409,162

Long-term debt                                     1,579,918          8,672         37,709            146,668  (G8)    2,208,366
                                                                                                      (32,284) (G9)
                                                                                                       61,293  (C1)
                                                                                                      589,570  (F10)
                                                                                                     (183,180) (F11)
Deferred income taxes                                275,162         15,421         14,329            100,445  (G12)     442,268
                                                                                                        5,500  (C1)
                                                                                                       31,411  (F8)
Other liabilities                                    278,475        137,242         18,846             44,137  (G1)      388,492
                                                                                                        4,029  (G5)
                                                                                                      (16,667) (C1)
                                                                                                      (79,107) (F3)
                                                                                                        1,537  (F4)
Deferred prearranged funeral contracts             1,597,454        520,220          6,935             92,859  (G2)    2,217,468
Company obligated mandatorily redeemable preferred
  securities of SCI Finance LLC                      172,500         -              -                  -                 172,500
Stockholders' equity                               1,296,151        338,677         50,247            (50,247) (G6)    1,411,188
                                                                                                      115,037  (G7)
                                                                                                     (338,677) (F1)
                                                  ----------     ----------       --------          ---------         ----------
       Total liabilities and stockholders'
         equity                                   $5,444,775     $1,163,066       $157,582          $ 484,021         $7,249,444
                                                  ==========     ==========       ========          =========         ==========


                       SERVICE CORPORATION INTERNATIONAL
            NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1995

CANADA
(C1) To record the acquisition of the approximate 31% minority interest of SCIC that the Company does not currently own. This includes eliminating the minority interest, increasing long-term debt for amounts assumed to be borrowed under the Company's existing revolving credit facilities to finance this transaction, increasing cemetery property to estimated fair value, recording deferred taxes on the allocation of purchase price (at the Canadian statutory tax rate) and allocating the excess of the purchase price over the estimated fair value of SCIC net assets acquired to names and reputations.


GIBRALTAR
(G1) To record Gibraltar's cemetery merchandise and service receivable balances and related liabilities in accordance with the Company's accounting policies. These merchandise and service receivable balances were not afforded balance sheet recognition by Gibraltar.

(G2) To record Gibraltar's prearranged funeral contracts outstanding and the related deferred prearranged funeral contract revenues in accordance with the Company's accounting policies. These prearranged funeral contracts were not afforded balance sheet recognition by Gibraltar.

(G3) To reclassify Gibraltar's receivables not due within one year to long-term receivables. This entry conforms Gibraltar's unclassified balance sheet to the Company's classified balance sheet format.

(G4) To reclassify Gibraltar's cemetery inventories not expected to be sold within one year to cemetery property. This entry conforms Gibraltar's unclassified balance sheet to the Company's classified balance sheet format.

(G5) To reclassify amounts held in trust by Gibraltar related to sales of preconstruction mausoleums. Gibraltar netted the trust deposits against the related liability; however under the Company's accounting policies these amounts would be shown separately on the balance sheet.

(G6)  To eliminate the historical stockholders' equity of Gibraltar.

(G7) To reflect the net proceeds from the issuance of 3,286,759 shares of Company common stock issued in the Gibraltar transaction at an assumed price of $35 per share (based on an average stock price on August 25, 1995).

(G8) To reflect borrowings under the Company's existing revolving credit agreements and/or through the issuance of commercial paper to finance a portion of the purchase price of Gibraltar ($98,684,000) and the assumed repayment of a portion of Gibraltar debt ($47,984,000).

(G9)  To reflect the assumed repayment of Gibraltar debt.

(G10) To increase Gibraltar's cemetery property to estimated fair value.

(G11) To accrue costs anticipated to be incurred in connection with the acquisition of Gibraltar.

(G12) To provide for additional deferred income taxes for Gibraltar (at the Company's marginal tax rate) resulting from differences in the carrying values of net assets for financial statement and tax purposes.

(G13) To eliminate previously recorded Gibraltar goodwill.


OGF/PFG
(F1)  To eliminate the historical stockholders' equity of OGF/PFG.

(F2) To accrue estimated costs anticipated to be incurred in connection with the acquisition of OGF/PFG.

(F3) To eliminate OGF's historical minority interest in PFG. These unaudited pro forma combined financials assume 100% ownership of both OGF and PFG, which is the intent of the Company.

(F4)  To increase OGF/PFG's land and buildings to estimated fair value.

(F5) To record as an intangible asset the present value of future profits of OGF/PFG's life insurance subsidiary with respect to existing insurance contracts.

(F6)  To eliminate the previously recorded OGF/PFG goodwill.

(F7) To eliminate the previously recorded deferred acquisition costs of OGF/PFG's life insurance subsidiary.

(F8) To provide for additional deferred income taxes (at the French statutory tax rate) for OGF/PFG resulting from differences in the carrying values of net assets for financial statement and tax purposes.

(F9) To allocate the excess of the purchase price over the estimated fair value of OGF/PFG's net assets acquired to names and reputations.

(F10) To reflect the borrowings under the French Revolving Credit Agreement for the OGF/PFG purchase.

(F11) To reflect the partial repayment of amounts borrowed under the French Revolving Credit Agreement from cash that was acquired in the acquisition of OGF/PFG.

                                                                             (8)

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP               Balance Sheet
                                                -----------------------     --------------     ------------------------
Cash and cash equivalents . . . . . . . . . .        $      202,886         $        416  (1)          $    203,800
                                                                                     498  (3)
Receivables, net of allowance . . . . . . . .                55,746                3,267  (3)                59,013
Inventories . . . . . . . . . . . . . . . . .                46,240                    -                     46,240
Other . . . . . . . . . . . . . . . . . . . .                21,895                  836  (5)                33,171
                                                                                     577  (6)
                                                                                   9,863  (3)
                                                     --------------         ------------               ------------
  Total current assets  . . . . . . . . . . .               326,767               15,457                    342,224
Investments for prearranged funerals  . . . .                     -              531,726  (3)               531,726
Property, plant and equipment at cost (net) .               182,778                4,199  (2)               222,545
                                                                                  (4,319) (4)
                                                                                  39,887  (3)
Deferred charges and other assets . . . . . .                47,311                2,350  (3)                49,661
Names and reputations . . . . . . . . . . . .                16,910                    -                     16,910
                                                     --------------         ------------               ------------
  Total assets  . . . . . . . . . . . . . . .        $      573,766         $    589,300               $  1,163,066
                                                     ==============         ============               ============

Accounts payable and accrued liabilities  . .        $      114,521         $     10,594  (4)          $    132,802
                                                                                     879  (6)
                                                                                   6,808  (3)
Income taxes  . . . . . . . . . . . . . . . .                 6,559                  141  (3)                 6,700
Current maturities of long-term debt  . . . .                 3,043                  289  (2)                 3,332
                                                     --------------         ------------               ------------
  Total current liabilities   . . . . . . . .               124,123               18,711                    142,834
Long-term debt  . . . . . . . . . . . . . . .                 5,217                3,455  (2)                 8,672
Deferred income taxes . . . . . . . . . . . .                 2,384                1,028  (5)                15,421
                                                                                  (3,505) (6)
                                                                                  15,514  (3)
Other liabilities . . . . . . . . . . . . . .               140,730                  150  (1)               137,242
                                                                                      61  (2)
                                                                                 (14,913) (4)
                                                                                     120  (5)
                                                                                   9,380  (6)
                                                                                   1,714  (3)
Deferred prearranged funeral contracts  . . .                     -              520,220  (3)               520,220
Stockholders' equity  . . . . . . . . . . . .               301,312                  266  (1)               338,677
                                                                                     394  (2)
                                                                                  43,193  (3)
                                                                                    (312) (5)
                                                                                  (6,176) (6)
                                                     --------------         ------------               ------------
  Total liabilities and stockholders' equity.        $      573,766         $    589,300               $  1,163,066
                                                     ==============         ============               ============

- -----------
*One French franc equivalent to $.2062, which represents the rate at June 30, 1995.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments".
(4) To reclassify a portion of other liabilities to current liabilities and eliminate negative goodwill in accordance with Accounting Principles Board Opinion No. 16.
(5)   To record FAS No. 109 "Accounting for Income Taxes".
(6) To record FAS No. 87 "Employers' Accounting for Pensions" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than
      Pensions".

                       Service Corporation International
                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1994
                     (Thousands, except per share amounts)


                                                                           1994  Transactions
                                                             -----------------------------------------------
                                                             1994 Historical             Pro Forma
                                                             ---------------    ----------------------------
                                                 The          GSG & PG and                           1994
                                               Company       Other Acquired                        Combined
                                              Historical       Companies         Adjustments       Subtotal
                                              ----------      --------------     -----------      ----------
Revenues                                      $1,117,175        $135,008         $1,146  (A)      $1,253,329

Costs and expenses                              (775,980)       (113,145)          (770) (A)        (885,195)
                                                                                  3,918  (B)
                                                                                  3,757  (C)
                                                                                   (217) (D)
                                                                                 (4,685) (E)
                                                                                  2,502  (F)
                                                                                   (291) (G)
                                                                                   (284) (H)
                                              ----------        --------        -------           ----------
Gross profit                                     341,195          21,863          5,076              368,134

General and administrative expenses              (51,700)           -              -                 (51,700)
                                              ----------        --------        -------           ----------
Income from operations                           289,495          21,863          5,076              316,434

Interest expense                                 (80,123)         (2,588)          (165) (A)         (86,057)
                                                                                 (3,860) (B)
                                                                                    936  (I)
                                                                                  1,451  (J)
                                                                                  4,379  (K)
                                                                                (15,354) (L)
                                                                                  2,414  (M)
                                                                                  6,853  (N)

Dividends on preferred securities
  of SCI Finance LLC                                (539)           -           (10,242) (O)         (10,781)
Other income (expense)                            10,188             201           -                  10,389
Gain on sale of subsidiaries                        -               -              -                    -
                                              ----------        --------        -------           ----------
Income before income taxes                       219,021          19,476         (8,512)             229,985
Provision for income taxes                       (87,976)         (7,240)         3,015  (P)         (92,201)
                                              ----------        --------        -------           ----------
Net income                                      $131,045         $12,236        $(5,497)            $137,784
                                              ==========        ========        =======           ==========
Earnings per share:
     Primary                                       $1.51                                               $1.44
                                              ==========                                          ==========
     Fully diluted                                 $1.43                                               $1.36
                                              ==========                                          ==========
                                                                                  1,073  (Q)
     Primary weighted average shares              86,926                          7,974  (R)          95,973
                                              ==========                                          ==========
                                                                                  1,156  (Q)
     Fully diluted weighted                                                       7,974  (R)
        average shares                            97,408                          5,450  (S)         111,988
                                              ==========                                          ==========

                                                                        1995  Transactions
                                               -------------------------------------------------------------------------
                                                          1994 Historical                             Pro Forma
                                               ---------------------------------------        --------------------------
                                                                               Other
                                                                              Acquired                         Combined
                                                OGF/PFG       Gibraltar      Companies        Adjustments       Total
                                               --------       ---------      ---------        -----------    -----------
Revenues                                       $509,141        $96,270        $73,505        $ (4,993)(G1)    $1,924,574
                                                                                               (1,902)(G2)
                                                                                               (5,301)(G3)
                                                                                                4,525 (G4)

Costs and expenses                             (471,390)       (81,785)       (65,401)          4,993 (G1)    (1,479,374)
                                                                                                  830 (G2)
                                                                                                7,134 (G3)
                                                                                               (3,260)(G4)
                                                                                                2,038 (G5)
                                                                                                  159 (G6)
                                                                                               (1,435)(G7)
                                                                                                1,221 (O1)
                                                                                                 (941)(C1)
                                                                                                  (63)(C2)
                                                                                                1,594 (F1)
                                                                                               (2,561)(F2)
                                                                                               22,253 (F3)
                                                                                              (10,547)(F4)
                                                                                                  (51)(F5)
                                                                                                  682 (F6)
                                                                                                2,351 (F7)
                                               --------        -------        -------        --------        -----------
Gross profit                                     37,751         14,485          8,104          16,726            445,200

General and administrative expenses                -              -              -               -               (51,700)
                                               --------        -------        -------        --------        -----------
Income from operations                           37,751         14,485          8,104          16,726            393,500

Interest expense                                 (5,667)        (3,279)        (1,175)           (620)(G4)      (134,016)
                                                                                                3,465 (G8)
                                                                                               (6,747)(G9)
                                                                                               (8,742)(O1)
                                                                                               (3,530)(C3)
                                                                                              (31,429)(F8)
                                                                                                9,765 (F9)

Dividends on preferred securities
  of SCI Finance LLC                               -              -              -               -               (10,781)

Other income (expense)                          (12,408)           (83)          -              2,227 (C4)        13,843
                                                                                               (6,681)(F10)
                                                                                               20,399 (F11)
Gain on sale of subsidiaries                     57,474           -              -            (57,474)(F12)
                                               --------        -------        -------        --------        -----------
Income before income taxes                       77,150         11,123          6,929         (62,641)          (262,546)

Provision for income taxes                      (21,176)        (4,219)        (2,702)            496 (G10)     (104,613)
                                                                                                1,581 (C5)
                                                                                                2,933 (O2)
                                                                                               10,675 (F13)
                                               --------        -------        -------        --------        -----------
Net income                                      $55,974         $6,904         $4,227        $(46,956)          $157,933
                                               ========        =======        =======        ========         ==========
Earnings per share:
     Primary                                                                                                       $1.59
                                                                                                             ===========
     Fully diluted                                                                                                 $1.50
                                                                                                             ===========
                                                                                                  180 (O3)
     Primary weighted average shares                                                            3,287 (G11)       99,440
                                                                                                             ===========
     Fully diluted weighted                                                                       194 (O3)
        average shares                                                                          3,287 (G11)      115,469
                                                                                                             ===========

                       SERVICE CORPORATION INTERNATIONAL
         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994


1994 TRANSACTIONS
(A) To record the acquisition of five separate businesses acquired at various dates by PG between January 1, 1994 and August 31, 1994 as if such acquisitions had occurred on January 1, 1994. Internally generated funds were used for the purchase of these businesses; however, for purposes of the unaudited pro forma combined statement of income, imputed interest expense, calculated on the purchase price, has been included at a rate of 6%, which approximated the Company's UK borrowing rate for the year 1994.

(B) To record a reduction to costs and expenses for the 1994 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $7,019,000 offset in part by additional costs and expenses of $3,101,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1994 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(C) To eliminate corporate expenses, consisting primarily of duplicate personnel expenses, related to the acquisitions of GSG and PG.

(D) To record the additional depreciation expense (based on 50 year useful life and straight-line depreciation) on GSG's funeral home buildings resulting from the estimated change in fair value over historical cost.

(E) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of PG by the Company.

(F) To eliminate the historical GSG and PG goodwill amortization expense.

(G) To record the additional cost of GSG's cemetery and cremation memorialization interment rights sold.

(H) To record the estimated additional amortization expense from the expenses associated with the December 1994 issuances of preferred securities of SCI Finance LLC and $200,000,000 fixed rate notes of the Company.

(I) To reverse imputed interest expense recorded in the Company's historical financial statements, related to the acquisition of GSG and PG, that would not have occurred if these acquisitions had been completed on January 1, 1994.

(J) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under the Company's revolving credit agreements to partially fund the acquisitions of GSG and PG. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(K) To record the estimated reduction in interest expense resulting from the assumed partial repayment of $95,205,000 of indebtedness under the Company's revolving credit agreements. Such repayment funds were derived from the net proceeds of the December 1994 public offerings available after the purchase of GSG and PG. The reduction was calculated using the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its revolving credit agreements and commercial paper borrowings.

(L) To record approximately 11 months of additional interest expense on the December 1994 $200,000,000 notes at annual interest rate of 8.375%.

(M) To record the estimated reduction in net interest expense achieved from a cross currency hedging transaction entered into by the Company in December 1994 as if such transaction had been entered into on January 1, 1994. This transaction effectively converts $272,500,000 of U.S. fixed rate indebtedness into floating rate UK pound sterling indebtedness, raising SCI's total UK pound sterling exposure to $472,500,000, which is comparable to the size of the acquisitions of GSG and PG.

(N) To reverse interest expense recorded in the Company's historical financial statements related to amounts borrowed under two bank facilities secured to temporarily fund the GSG and PG acquisitions. This indebtedness would not have been necessary if the acquisition of GSG and PG had been funded with proceeds from the December 1994 public offerings.

(O) To record the additional dividends at 6.25% on the preferred securities of SCI Finance LLC issued in December 1994 in order to present a full year of dividends.

(P)   To record the tax effect of the pro forma adjustments.

(Q) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1994 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.

(R) To record the additional impact from the issuance of 7,700,000 shares in December 1994 and 780,000 shares in January 1995.

(S) To record the additional impact on the fully diluted weighted average number of shares of the preferred securities of SCI Finance LLC issued in December 1994.

1995 TRANSACTIONS
1995 OTHER ACQUIRED COMPANIES

(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $3,983,000 offset in part by additional costs and expenses of $2,762,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 4.60% for the year ended December 31, 1994 under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1994 and December 31, 1994 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding if all of such acquisitions had occurred as of January 1, 1994.


CANADA
(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)  To record the additional cost of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the purchase price of the SCIC minority interest ($61,293,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the year ended December 31, 1994 (5.76%). At August 25, 1995, the borrowing rate was 6.71%.

(C4)  To eliminate the 1994 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR
(G1) To eliminate Gibraltar intercompany revenues and costs relating to cemetery construction activities.

(G2) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $1,306,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $596,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $830,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G3) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $5,301,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar historical costs and expenses for $1,833,000, representing reduced cost accruals for certain cemetery sales.

(G4) To record the acquisition of five separate businesses acquired at various dates by Gibraltar between January 1, 1994 and December 31, 1994 as if such acquisitions had occurred on January 1, 1994.

(G5) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G6)  To eliminate the historical Gibraltar goodwill amortization expense.

(G7) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G8) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G9) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities. The Company's weighted average borrowing rate for such revolving credit facilities was 4.60% for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.90%.

(G10) To record the tax effect of Gibraltar's pro forma adjustments.

(G11) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred on January 1, 1994. The shares were assumed to be issued at $35 per share representing the average stock price on August 25, 1995.


OGF/PFG
(F1)  To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To record interest expense on amounts borrowed under the French Revolving Credit Agreement ($589,570,000) at 6.10% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994 applied to a French franc balance as of June 30, 1995 and translated at a weighted average exchange rate for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.98%.

(F9) To eliminate interest expense on amounts borrowed under the French Revolving Credit Agreement that the Company intends to repay with $183,180,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 6.10%, which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the year ended December 31, 1994 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the year ended December 31, 1994. At August 25, 1995, the borrowing rate was 5.98%.

(F10) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($183,180,000) that the Company intends to use to partially repay borrowings under the French Revolving Credit Agreement.

(F11) To eliminate OGF's year ended 1994 charge for the minority interest in PFG assuming acquisition of 100% of PFG by the Company.

(F12) To eliminate the gain on sale of PG. The Company purchased PG, which was an equity investee of OGF, in 1994.

(F13) To record the tax effect of the OGF/PFG pro forma adjustments.

The following adjustments were made to the historical financials of GSG and PG in order to restate historical financial statements to US GAAP (included in the unaudited pro forma combined statement of income for the year ended December 31, 1994 in the column captioned "1994 Historical - GSG & PG and Other Acquired Companies"):

                                        Historic Amounts                                    As reported in Unaudited
                                    Converted to US Dollars          Adjustments to            Pro Forma Combined
                                          in UK GAAP*                   US GAAP                Statement of Income
                                    -----------------------      ---------------------      ------------------------
                                        GSG          PG            GSG            PG            GSG           PG
                                    ---------    ----------      --------      -------      ---------     ----------
 Revenues   . . . . . . . . . .      $ 33,714    $ 52,484        $    -        $     -        $33,714     $  52,484
 Costs and expenses   . . . . .       (26,682)    (40,365)         (184)(1)       (205)(1)    (27,254)      (42,684)
                                                                   (388)(2)     (2,114)(2)
 Interest expense and other . .          (731)       (405)            -              -           (731)         (405)
 Provision for income taxes . .        (2,079)     (3,689)           60 (1)         67 (1)     (2,019)       (3,622)
                                     --------    --------        ------        -------        -------     ---------
 Net income   . . . . . . . . .      $  4,222    $  8,025        $ (512)       $(2,252)       $ 3,710     $   5,773
                                     ========    ========        ======        =======        =======     =========

- ---------------
*One UK pound sterling equivalent to $1.52, which represents the average exchange rate for the eight months ended August 31, 1994.

(1)   To depreciate buildings straight-line over 50 years for GSG and PG.
(2)   To amortize PG's historical goodwill balance straight-line over 40 years.

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP            Statement of Income
                                                -----------------------     --------------     ------------------------
  Revenues  . . . . . . . . . . . . . . . . .        $      500,884         $      8,257  (3)          $    509,141
  Costs and expenses  . . . . . . . . . . . .              (467,825)                 472  (2)              (471,390)
                                                                                      18  (5)
                                                                                  (4,055) (3)
  Other income (expense)  . . . . . . . . . .               (18,044)                (129) (1)               (18,075)
                                                                                    (384) (2)
                                                                                     136  (3)
                                                                                     350  (4)
                                                                                      (4) (5)
  Gain on sale of subsidiaries. . . . . . . .                57,474                 -                        57,474
  Provision for income taxes  . . . . . . . .               (18,927)              (1,019) (4)               (21,176)
                                                                                      (6) (5)
                                                                                  (1,224) (3)
                                                     --------------         ------------               ------------
  Net income  . . . . . . . . . . . . . . . .        $       53,562         $      2,412               $     55,974
                                                     ==============         ============               ============

- ---------------
*One French franc equivalent to $.1802, which represents the average exchange rate for the year ended December 31, 1994.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments".
(4)   To record FAS No. 109 "Accounting for Income Taxes".
(5) To record FAS No. 87 "Employers' Accounting for Pension" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than Pensions".

                      Service Corporation International
               Unaudited Pro Forma Combined Statement of Income
                        Six Months Ended June 30, 1995
                    (Thousands, except per share amounts)


                                                                   Historical
                                                       -----------------------------------
                                             The                                   Other                        Pro Forma
                                           Company                                Acquired      Pro Forma       Combined
                                         Historical    OGF/PFG      Gibraltar    Companies     Adjustments        Total
                                         ----------    -------      ---------    ---------     -----------       --------
 Revenues                                 $701,762     $272,632      $45,556      $18,439      $  (843) (G1)     $1,034,319
                                                                                                (3,227) (G2)
 Costs and expenses                       (479,105)    (257,606)     (38,031)     (16,370)         362  (G1)       (778,180)
                                                                                                 4,222  (G2)
                                                                                                 1,019  (G3)
                                                                                                   112  (G4)
                                                                                                  (718) (G5)
                                                                                                   479  (O1)
                                                                                                  (470) (C1)
                                                                                                   (32) (C2)
                                                                                                   857  (F1)
                                                                                                (1,409) (F2)
                                                                                                12,670  (F3)
                                                                                                (6,822) (F4)
                                                                                                   (52) (F5)
                                                                                                   362  (F6)
                                                                                                 2,352  (F7)
                                          --------     --------      -------      -------      -------           ----------
 Gross profit                              222,657       15,026        7,525        2,069        8,862              256,139
 General and administrative expenses       (23,471)        -            -            -            -                 (23,471)
                                          --------     --------      -------      -------      -------           ----------
 Income from operations                    199,186       15,026        7,525        2,069        8,862              232,668
 Interest expense                          (52,809)      (1,901)      (2,361)        (308)       2,144  (G6)        (79,028)
                                                                                                (4,503) (G7)
                                                                                                (2,714) (O1)
                                                                                                (2,467) (C3)
                                                                                               (20,468) (F8)
                                                                                                 6,359  (F9)
 Dividends on preferred securities
  of SCI Finance LLC                        (5,391)      -            -            -              -                  (5,391)
 Other income (expense)                      3,073        4,111          (47)      -             1,451  (C4)          5,305
                                                                                                 3,185 (F10)
                                                                                                (6,468)(F11)
                                          --------     --------      -------      -------      -------           ----------
 Income before income taxes                144,059       17,236        5,117        1,761      (14,619)             153,554
 Provision for income taxes                (56,039)      (8,857)      (2,121)        (685)         872  (O2)        (60,700)
                                                                                                 1,100  (C5)
                                                                                                   602  (G8)
                                                                                                 4,428 (F12)
                                          --------     --------      -------      -------      -------           ----------
 Net income                                $88,020       $8,379       $2,996       $1,076      $(7,617)            $ 92,854
                                          ========     ========      =======      =======      =======           ==========
 Earnings per share:
      Primary                                $0.91                                                                 $   0.93
                                          ========                                                               ==========
      Fully diluted                          $0.85                                                                 $   0.86
                                          ========                                                               ==========
                                                                                                 3,287  (G9)
      Primary weighted average shares       96,729                                                 147  (O3)        100,163
                                          ========                                                               ==========

      Fully diluted weighted average                                                             3,287  (G9)
          shares                           112,611                                                 147  (O3)        116,045
                                          ========                                                               ==========


- ----------------------

See note (F13) to this unaudited pro forma combined statement of income for the six months ended June 30, 1995.

                       SERVICE CORPORATION INTERNATIONAL
         NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995


1995 OTHER ACQUIRED COMPANIES
(O1) To record a reduction to costs and expenses for the 1995 Other Acquired Companies based on results actually achieved by the Company for the periods subsequent to acquisition in the amount of $1,860,000 offset in part by additional costs and expenses of $1,381,000 resulting from the effect of applying purchase accounting adjustments, primarily amortization and depreciation.

      Interest expense was added for debt and convertible debentures, issued in the purchase of the 1995 Other Acquired Companies, at stated rates. In addition, interest expense has been added for the cash portion of the purchase price assumed to be borrowed by the Company at the Company's weighted average borrowing rate of 6.14% for the six months ended June 30, 1995, under its existing revolving credit facilities. At August 25, 1995, the borrowing rate was 5.90%.

(O2) To record the tax effect for the 1995 Other Acquired Companies pro forma adjustments.

(O3) To give effect to the additional time period during which the Company common stock (in the case of the primary and fully diluted weighted average number of shares) and convertible debt (in the case of the fully diluted weighted average number of shares) issued during the period between January 1, 1995 and June 30, 1995 in respect to the acquisition of the 1995 Other Acquired Companies would have been outstanding for the six months ended June 30, 1995 if all of such acquisitions had occurred as of January 1, 1994.


CANADA
(C1) To record the additional amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of the SCIC minority interest.

(C2)  To record the additional costs of SCIC's cemetery interment rights sold.

(C3) To record the estimated interest expense for the purchase price of the SCIC minority interest ($61,293,000) assumed to have been borrowed by the Company under its existing revolving credit facilities. The calculation was based on a weighted average annual three month Canadian banker's acceptance borrowing rate plus 25 basis points for the six months ended June 30, 1995 (8.05%). At August 25, 1995, the borrowing rate was 6.71%.

(C4)  To eliminate the 1995 SCIC minority interest charge.

(C5) To record the tax effect for SCIC's minority interest pro forma adjustments.

GIBRALTAR
(G1) To conform Gibraltar's prearranged funeral accounting to the Company's. The revenue adjustment includes $604,000 of revenue relating to earnings on amounts held in trust which Gibraltar recognized currently which would be deferred under the Company's accounting policies and $239,000 of revenue recognized by Gibraltar relating to certain prearranged funeral payments not required to be held in trust which would also be deferred under the Company's accounting policies. The adjustment to costs and expenses for $362,000 relates to prearranged funeral selling expenses that would be capitalized under the Company's accounting policies but were recognized currently by Gibraltar.

(G2) To conform Gibraltar's cemetery accounting to the Company's. This includes an adjustment to reclassify $3,227,000 of revenues and costs and expenses relating to contract cancellations. In addition, this adjustment includes a reduction of Gibraltar's historical costs and expenses for $995,000, representing reduced cost accruals for certain cemetery sales.

(G3) To eliminate Gibraltar corporate expenses consisting primarily of former owner salaries and duplicate home office personnel expenses.

(G4)  To eliminate the historical Gibraltar goodwill amortization expense.

(G5) To record the additional cost of Gibraltar's cemetery interment rights sold.

(G6) To eliminate the interest expense on Gibraltar debt assumed to be repaid by the Company.

(G7) To record additional interest expense for the cash portion of the purchase price assumed to be borrowed by the Company under its existing revolving credit facilities. The Company's weighted average borrowing rate for such revolving credit facilities was 6.14% for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.90%.

(G8)  To record the tax effect of Gibraltar's pro forma adjustments.

(G9) To reflect the issuance of 3,286,759 shares in respect to the acquisition of Gibraltar that would have been outstanding if the acquisition had occurred as of January 1, 1995. The shares were assumed to be issued at $35 per share representing the average stock price on August 25, 1995.


OGF/PFG
(F1)  To eliminate the historical OGF/PFG goodwill amortization expense.

(F2) To record the amortization of names and reputations (based on 40 year straight-line amortization) created from the acquisition of OGF/PFG by the Company.

(F3) To eliminate OGF/PFG's historical depreciation expense which was calculated using shorter depreciable asset lives than does the Company under its accounting policies. Additionally, OGF/PFG, for certain assets, used accelerated depreciation methods. The Company uses a straight-line method of depreciation expense recognition.

(F4) To record the depreciation expense on OGF/PFG's property, plant and equipment using the Company's depreciation policies based on the current fair value.

(F5) To record the amortization of the present value of future profits related to OGF/PFG's life insurance subsidiary, net of the amount allocated to policyholders, under French insurance regulations.

(F6) To eliminate the amortization of deferred acquisition costs related to the life insurance subsidiary which were recorded in OGF/PFG's historical income statement.

(F7) To eliminate historical OGF/PFG expenses that will not continue under the Company's ownership. Such costs are primarily the result of OGF/PFG personnel whose positions were permanently eliminated and professional expenses incurred in anticipation of the acquisition of OGF/PFG by the Company.

(F8) To record interest expense on amounts borrowed under the French Revolving Credit Agreement ($589,570,000) at 7.22% which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the six months ended June 30, 1995 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.98%.

(F9) To eliminate interest expense on amounts borrowed under the French Revolving Credit Agreement that the Company intends to repay with $183,180,000 of OGF/PFG cash acquired. OGF/PFG received substantially all of this cash from the sale, in 1994, of its investment in PG to the Company. The reduction was calculated using a weighted average annual interest rate of 7.22%, which represents the weighted average three month PIBOR borrowing rate plus 25 basis points for the six months ended June 30, 1995 applied to a French franc balance as of June 30, 1995 and translated at the weighted average exchange rate for the six months ended June 30, 1995. At August 25, 1995, the borrowing rate was 5.98%.

(F10) To eliminate OGF's six month charge for the minority interest in PFG assuming acquisition of 100% of PFG by the Company.

(F11) To eliminate OGF/PFG historical interest income earned on OGF/PFG excess cash ($183,180,000) that the Company intends to use to partially repay borrowings under the French Revolving Credit Agreement.

(F12) To record the tax effect of the OGF/PFG pro forma adjustments.

(F13) The earnings of OGF/PGF's life insurance subsidiary for the six months ended June 30, 1995 included realized losses on sales of portfolio debt securities. The net effect of the debt security sales, after profit participation by policyholders, was a loss before income taxes of approximately US $7,950,000. On August 25, 1995, the Company adopted a policy with respect to OGF/PFG's life insurance subsidiary to hold all debt securities to maturity. Had the Company's investment policy been in effect during the period, such security sales would not have occurred.

The following adjustments were made to the historical financials of OGF/PFG in order to restate historical financial statements to US GAAP:

                                                    Historic Amounts                           As reported in Unaudited
                                                Converted to US Dollars     Adjustments to        Pro Forma Combined
                                                       in F GAAP               US GAAP           Statement of Income
                                                -----------------------     --------------     ------------------------
Revenues  . . . . . . . . . . . . . . . . . .        $      275,318         $         78  (1)          $    272,632
                                                                                  (2,764) (3)

Costs and expenses  . . . . . . . . . . . . .              (254,536)                 260  (2)              (257,606)
                                                                                    (755) (5)
                                                                                  (2,575) (3)

Other income (expense)  . . . . . . . . . . .                 3,901                  (29) (1)                 2,210
                                                                                    (200) (2)
                                                                                  (1,500) (3)
                                                                                    (133) (4)
                                                                                     171  (5)

Provision for income taxes  . . . . . . . . .                (9,020)                (104) (4)                (8,857)
                                                                                     267  (5)
                                                     --------------         ------------               ------------
Net income  . . . . . . . . . . . . . . . . .        $       15,663         $     (7,284)              $      8,379
                                                     ==============         ============               ============

- --------------
*One French franc equivalent to $.1983, which represents the average exchange rate for the six months ended June 30, 1995.

(1) To record the effect of Statement of Financial Accounting Standards ("FAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities".
(2) To record capital leases to comply with FAS No. 13 "Accounting for Leases".
(3) To consolidate OGF/PFG's wholly owned life insurance subsidiary, which was recorded under the equity method of accounting by OGF/PFG, to comply with FAS No. 94 "Consolidation of All Majority-Owned Subsidiaries", FAS No. 60 "Accounting and Reporting by Insurance Enterprises" and FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments". The earnings of OGF/PFG's life insurance subsidiary for the six months ended June 30, 1995 included realized losses on sales of debt securities. The net effect of the debt security sales, after profit participation by policyholders, was a loss before income taxes of approximately US $7,950,000.
(4)   To record FAS No. 109 "Accounting for Income Taxes".
(5) To record FAS No. 87 "Employers' Accounting for Pension" and FAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than
      Pensions".

(b) Financial statement of businesses acquired

OGF/PFG GROUP (Presented in Accordance with French GAAP)

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31 1994 AND 1993

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)


- ------------------------------------------------------------------------------------------
                                                          NOTE      1994       1993
- ------------------------------------------------------------------------------------------
 FIXED ASSETS

 Intangible Assets                                         3        129,970     477,866

 Tangible Assets                                           4        891,630   1,155,193

 Investments                                               5        144,348     168,628

- ------------------------------------------------------------------------------------------
                                                                  1,165,948   1,801,687
- ------------------------------------------------------------------------------------------
 CURRENT ASSETS

 Stocks                                                    6        216,020     249,128

 Debtors                                                   7        382,030     460,595

 Investments                                               8         47,928      50,532

 Cash Investments                                                   984,486     323,209

- ------------------------------------------------------------------------------------------
                                                                  1,630,464   1,083,464
- ------------------------------------------------------------------------------------------
 CURRENT LIABILITIES

 Bank loans and overdrafts                                           39,978      64,500

 Other financial debt                                                 1,739      78,482

 Trade and other creditors                                          593,342     668,062

- ------------------------------------------------------------------------------------------
                                                                    635,059     811,044
- ------------------------------------------------------------------------------------------
 NET CURRENT ASSETS                                                 995,405     272,420
- ------------------------------------------------------------------------------------------
 Total assets less current liabilities                            2,161,353   2,074,107
- ------------------------------------------------------------------------------------------
 Long-term debt                                            12       132,967     321,782
- ------------------------------------------------------------------------------------------
 Provisions for liabilities and charges                    11       151,719     166,003
- ------------------------------------------------------------------------------------------
 TOTAL ASSETS LESS LIABILITIES                                    1,876,667   1,586,322
- ------------------------------------------------------------------------------------------

OGF/PFG GROUP

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31 1994 AND 1993

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)


                                               NOTE        1994        1993
- --------------------------------------------------------------------------------
 CAPITAL AND RESERVES

 Called up share capital                                  243,483     243,373

 Share premium account                                    255,914     255,749

 Revaluation reserve                                       16,643      17,494

 Other reserves                                 10        639,991     575,676

 Profit and loss account                                  297,866     128,267
- --------------------------------------------------------------------------------
 Total group's share                             9      1,453,897   1,220,559
- --------------------------------------------------------------------------------
 Minority interests                                       422,770     365,763
- --------------------------------------------------------------------------------




- --------------------------------------------------------------------------------
 TOTAL STOCKHOLDERS' EQUITY AND MINORITY INTERESTS      1,876,667   1,586,322
- --------------------------------------------------------------------------------

OGF/PFG GROUP

CONSOLIDATED PROFIT AND LOSS ACCOUNT
  FOR THE YEARS ENDED DECEMBER 31 1994 AND 1993

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- -------------------------------------------------------------------------------------
                                                  NOTE        1994        1993
- -------------------------------------------------------------------------------------
 TURNOVER                                          14      2,753,446    3,269,849

 Other operating income                                       41,159       67,706
- -------------------------------------------------------------------------------------
                                                           2,794,605    3,337,555
- -------------------------------------------------------------------------------------
 OPERATING COSTS AND EXPENSES                      15     (2,567,808)  (3,003,782)
- -------------------------------------------------------------------------------------
 OPERATING PROFIT                                            226,797      333,773

 Share of profit of associated companies (1)                     522       20,298

 Financial income, net                             16         21,138          371

- -------------------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 BEFORE EXCEPTIONAL ITEMS AND TAXATION                       248,457      354,442

 Exceptional profit /loss (2)                                272,333      (38,974)
- -------------------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION                                             520,790      315,468

 Taxation                                          17       (106,871)    (121,410)
- -------------------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION                                              413,919      194,058

 Minority interests in profit                               (116,053)     (65,791)
- -------------------------------------------------------------------------------------
 Profit for the year                                         297,866      128,267

- -------------------------------------------------------------------------------------


 (1)    Companies consolidated by the equity method.
 (2)    Exceptional profit                                   299,016       17,616
        Employees profit sharing                             (26,336)     (37,897)

        Amortization of goodwill                                (347)     (18,693)
                                                            --------     --------
                                                             272,333      (38,974)

OGF/PFG GROUP

STATEMENT OF SOURCE AND APPLICATION OF FUNDS
  FOR THE YEARS ENDED DECEMBER 31 1994 AND 1993

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- -------------------------------------------------------------------------------------
                                                              1994         1993
- -------------------------------------------------------------------------------------
 SOURCE OF FUNDS FROM OPERATIONS                              217,134      337,128

 OTHER SOURCES:

   Increase in capital                                         11,596       29,249

   Disposals of fixed assets investments                      704,932       16,669

   Disposals of tangible and intangible fixed assets           30,434       71,583

   Change in the number of consolidated companies
   and effects of the restructuring                                 -      201,805

   Increase in long-term financial debt                         1,098       15,117

   Other, net                                                  19,668       17,884
- -------------------------------------------------------------------------------------
 TOTAL SOURCES OF FUNDS                                       984,862      689,435
- -------------------------------------------------------------------------------------
 APPLICATION OF FUNDS :
   Acquisition of tangible fixed assets                       164,517      220,025
   Acquisition of intangible fixed assets                       9,054       24,184
   Acquisition of long term investments                        30,586       15,971
   Dividends paid                                              64,493       57,406
   Dividends paid to minority interests                        14,435       30,060
   Decrease in long term financial debt                        58,555      183,790
   Other, net                                                  (7,245)     151,578
- -------------------------------------------------------------------------------------
 TOTAL APPLICATIONS OF FUNDS                                  334,395      683,014
- -------------------------------------------------------------------------------------
 (DECREASE) INCREASE IN WORKING CAPITAL                       650,467        6,421
- -------------------------------------------------------------------------------------
 ARISING FROM MOVEMENTS IN:

   Net liquid funds                                           687,239       68,122

   Other current assets/liabilities                           (36,772)     (61,701)
- -------------------------------------------------------------------------------------


The 31 December 1994 statement of source and application of funds has been prepared in accordance with French accounting principles; receivables and payables are not classified according to their maturity (more or less than one year) but in relation to their operating cycle.

OGF/PFG GROUP

                       NOTES TO THE CONSOLIDATED ACCOUNTS




1.  CONSOLIDATION PRINCIPLES AND ACCOUNTING POLICIES

    1.1  1994 SIGNIFICANT EVENTS

         The main event of 1994 has been the sale of Group interests in the British funeral company "Plantsbrook" which has generated in the consolidated accounts a total capital gain of 317.462 thousand French francs (before tax effect). The global positive impact of this operation on Group profit is 175.626 thousand French francs.

         Pradel has sold its interests in Gemroc. The loss generated of 26.840 thousand French francs (of which 25.565 thousand French francs related to the receivables and 1.275 thousand French francs to the shares) is largely compensated by the recovery of the provision for liability on subsidiaries of 32.000 thousand French francs. Taking into account tax economies due to the tax integration of OGF and Pradel, this sale generates an increase in Group profit of 15.997 thousand French francs.

         The conversion into shares of convertible bonds issued by PFG has decreased the percentage of ownership of OGF in PFG from 66% to 65%. The loss of interest due to this dilution has been posted to extraordinary income for 3.982 thousand French francs. During 1994 all remaining convertible bonds have either been converted or reimbursed.

    1.2  ACCOUNTING PRINCIPLES

         As a French company, Omnium de Gestion et de Financement SA maintains its accounting records and prepares its financial statements in accordance with French law and generally accepted accounting practices in France.

         1.21 ACCOUNTING CONVENTION

              The financial statements have been prepared under the historical cost convention as modified by the revaluation of certain fixed assets.

         1.22 BASIS OF CONSOLIDATION

              The consolidated financial statements have been prepared in accordance with the recommendations of the French National Accounting Committee, known as the Conseil National de la Comptabilite.

OGF/PFG GROUP

              Companies which are consolidated must have a minimum net shareholders equity of FRF 5 million and FRF 15 millions in turnover.

              These criteria do not apply to subsidiaries which are part of a sub-consolidation which is then included in OGF Group's consolidated accounts. The interest in consolidated net income is computed on the basis of year end ownership percentage, except for newly consolidated companies acquired during the year.

              Companies over which the Group exercises legal or de facto control are fully consolidated. Companies are accounted for under the equity method when the Group's equity interest is less than 40% but more than 20%. The Auxia sub-group which is governed by the French insurance law and which accounts are therefore structurally different, is consolidated under the equity method. The equity method is also used for the Hygeco sub-group since the Group does not have effective control.

              Consequently, for the year ended 31 December, 1994, 62 companies are included in the Group's consolidated financial statements, compared to 69 as of December 31, 1993:

              o  48 fully consolidated

              o 2 consolidated by the equity method: Auxia, and the Hygeco Group which includes 13 companies.

              Due to the buy out of COMIPAR, which is now 100% owned by the Group, and is itself the parent company of the Italian sub-group (COMIPAR, OFISA and OFT), this sub-consolidation is no longer accounted for by proportional consolidation but is fully consolidated as of December 31, 1994.

              During 1994, 7 companies have been deconsolidated:

              - the British group Plantsbrook (5 companies) was sold during the second semester of 1994;

              - the "Compagnie Generale des Pompes Funebres" has been absorbed by AFM. The new entity is now known as "Compagnie Generale des Pompes Funebres".

              This merger has generated a profit of 779 thousand French francs posted to extraordinary income.

              -  Gemroc was sold during the first semester of 1994.

              Three companies previously non-consolidated have been absorbed:

              -  Ambulances Beaurepairoises absorbed by AFM;

              - the Sainte Marguerite joint venture and the company A. Barthelis absorbed by "Pompes Funebres du Sud-Est".

OGF/PFG GROUP

              As a general rule, companies which are consolidated have a 31 December year-end.

              When provisional accounts are used for consolidation, the difference between the provisional and the definitive accounts is reintegrated in the following year's consolidation.

              Inter-company balances and transactions between companies included in the consolidation perimeter are eliminated for consolidation purposes.

         1.23 FIXED ASSETS

              Fixed Assets reported in the consolidated financial statements represent the amount of fixed assets of the consolidated companies. For companies that have revalued their assets, according to applicable legal factors, these assets have been consolidated at the reevaluated value.

              No restatement of amortizations has been made in the consolidated accounts.

              Differences resulting from the reevaluation of non-amortizable fixed assets (reevaluation reserves) have been incorporated in the calculation of net equity and minority interests.

         1.24 INTANGIBLE FIXED ASSETS

              For consolidation purposes, goodwill has been amortized using the following rates:

              o  10% for goodwill related to the funeral business,

              o  5% for goodwill related to marble-working and sales of flowers.

              Other intangible fixed assets are amortized on a straight-line basis over the following estimated useful economic lives:

              o  software: 12 months prorata temporis

              o  patents: 5 and 20 years

              o  trademarks: 10 years

              o  usufruct reserve: 30 years

              Until September 1, 1993, intangible assets acquired through a transfer or a merger were accounted for their net value and amortized over the remaining useful life.

              For assets acquired after that date, their new owner has accounted for the gross value and the accumulated depreciation relating to these assets. The initial amortization plan is maintained.

OGF/PFG GROUP

         1.25 TANGIBLE FIXED ASSETS

              Tangible fixed assets are depreciated on a straight-line or an accelerated method depending on tax advantages and according to the following expected useful economic lives:

              o  20 to 40 years for buildings

              o  5 to 10 years for plants and machinery

              o  5 to 10 years for fixtures and fittings

              o  4 to 5 years for vehicles

              o  4 to 10 years for office furniture and equipment

              The method described above concerning intangible assets acquired through a transfer or a merger from September 1, 1993 is also used for tangible assets.

         1.26 NON CONSOLIDATED INVESTMENTS

              Investments in non consolidated subsidiaries and affiliates are recorded at their book value for the parent company, i.e. cost of acquisition reduced by a provision accrued in order to take into account their year-end realizable value as considered necessary by the Board of Directors.

         1.27 STOCK AND WORK IN PROGRESS

              Stock and work in progress are stated at the lower of either purchase or production cost and net realizable value.

         1.28 REGULATED PROVISIONS

              Provisions relating to foreign exchange fluctuation, inflation and depreciation accrued for under advantageous fiscal situations, have been booked to consolidated shareholders' equity. Corresponding movements appear in the consolidated profit and loss account.

         1.29 EMPLOYEE PROFIT SHARING

              Provisions are made for employee profit sharing in the profit and loss account for the year during which the employees acquire these rights.

         1.30 DEFERRED TAXATION

              Provisions for deferred tax have been established in accordance with the liability method, in order to record tax charges in the relevant accounting period. This is done by taking into account any timing differences which may exist between the date when certain items are recorded in the income statement and the date when they are included in taxable income. Deferred taxes are calculated at each year end at current tax rates (any remaining prior year deferred tax amounts are adjusted to take into account new tax rates or legislation). The rates applied to calculate deferred taxes as at December 31, 1994 were the corporate income tax rates for 1994 (33 1/3% for operations taxable at the standard rate and 19% for operations subject to the long term capital gains (losses) rules).

OGF/PFG GROUP

         1.31 DIVIDEND DISTRIBUTION

              Dividend tax withholdings are deducted from net income prior to distribution.

         1.32 GOODWILL ARISING ON CONSOLIDATION

              Negative goodwill arising from the consolidation of companies acquired several years ago is treated as consolidated reserves. Positive goodwill has been booked as an asset and negative goodwill as a liability ("Provisions for liabilities and charges"). Goodwill is amortized over 20 years. Amortization of goodwill is recorded on the last line of the profit and loss account, as required by the COB.

         1.33 MARKETABLE SECURITIES

              In determining the provision for loss in value of marketable securities to be included in the consolidated accounts, unrealized losses have been offset against unrealized gains, based on the market value of the securities.

         1.34 TRANSLATION OF FOREIGN CURRENCY ITEMS

              Foreign currency liabilities and receivables are translated at December 31 exchange rates.

              Provisions are accrued for any unrealized losses resulting from foreign currency translation.

         1.35 TRANSLATION OF FOREIGN COMPANIES' ACCOUNTS

              International Accounting Standard IASC 21 is applied for the translation of foreign companies' accounts:

              o all balance sheet accounts are translated at year end exchange rates, except for year end profit/loss which is translated at the weighted annual average for the month end rates,

              o all profit and loss items are translated at the weighted annual average of the month end rates, except for calculated expenses and disposals of assets, which are translated at year end rates.

              As of December 31, 1994 foreign currency translation of profit and loss items implied a FRF 877 thousand income decrease.

              The impact of translation of year-end profit/loss is taken into account in shareholders' equity.

              The translation difference of 3.803 thousand French francs, corresponding to the Plantsbrook Group and posted at shareholders' equity, has been reintegrated in the income statement following the sale of this Group.

              Translation of foreign currency assets and liabilities resulted in a FRF 2.695 thousand increase in shareholders' equity.

OGF/PFG GROUP

         1.36 PROFIT INCLUDED IN STOCKS

              The profit included in PFG Group coffins stocks received from CGSM has not been eliminated since this restatement is not significant.

         1.37 PENSION AND RETIREMENT OBLIGATIONS

              All French companies in the Group have subscribed an Auxia contract covering their retirement obligations.

OGF/PFG GROUP

2.  SUMMARY OF DIFFERENCES BETWEEN FRENCH AND UNITED STATES
    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The OGF Group financial statements comply with French generally accepted accounting principles which differ in certain respects from those applicable in the United States. The differences that may affect the consolidated net income and stockholders' equity of OGF Group are described below:

    INVESTMENTS

    Under French GAAP, debt securities held by the insurance company are valued at amortized cost. A reserve is made for realized gains and losses in proportion to the amount of gains and losses attributable to changes in market rates. The reserve is not reversed unless it is extinguished, whereby further declines are charged against income. Equity securities and real estate owned by the insurance company are valued at the lower of cost or market on a portfolio basis. Corporate investments of the OGF Group are recorded at the lower of cost or market.

    US GAAP requires debt securities to be clasified as either "trading", "available-for-sale" or "held-to-maturity". Equity securities are classified as either "available-for-sale" or "trading". Securities classified as "held-to-maturity" are recorded at amortized cost; securities classified as "available-for-sale" and "trading" are recorded at market value. Unrealized gains and losses on "available-for-sale" and "trading" securities are reflected in stockholders' equity and income, respectively. Real estate investments are recorded at their depreciated cost.

    INSURANCE REVENUES AND LIABILITIES

    Under French GAAP, the insurance company accounts for its activities on a statutorial basis. Mathematical reserves are made for contracts with policyholders even if the contracts qualify as Investment deposits from policyholders or insurance contracts. Acquisition costs are deducted from the liability, the cash value of the contracts being reduced accordingly. Mathematical reserves are computed using a legal rate of interest in effect at the date the policy is subscribed (3.5/4.5%). Policyholders are legally entitled to a policyholder participation equal to 90% of operating income (excluding investment income) plus 85% of total investment income less interest credited to the mathematical reserves. This participation is attributable to the policyholders in proportion to a ratio equal to the mathematical reserves on the total investments held by the Company.

    US GAAP requires the insurance company's contracts to be accounted for as either investment or long-duration contracts. Investment contracts are accounted similar to interest-bearing or other financial instruments; long-duration contracts are recognized in revenues and expenses over the period that the benefits from such contracts are provided; revenues and expenses are actuarially determined based on investment yields, mortality and lapse rates, and expenses.

    OGF/PFG GROUP

    FIXED ASSETS

    Under French GAAP, certain fixed assets have been reevaluated. The re-evaluation is not allowed under US GAAP.


    DEFERRED TAXES

    OGF's accounting policy for deferred taxes under French GAAP is similar to US GAAP except for the following item:

    - under French GAAP, OGF records deferred tax assets only when the future realization is probable rather than "more likely than not".


    PENSION OBLIGATION

    Under French GAAP, pension cost relating to Supplementary Executive Retirement Plans or to Severance Indemnities are recognized as expensed, that is when payments are made to beneficiaries or to the wholly owned life insurance company of the group. Compliance with US GAAP would require the recognition of a pension cost in conformity with FAS 87 and the recognition of an accrual or a prepaid for the difference between the fair value of plan assets and the projected benefit obligation.


    POSTRETIREMENT OBLIGATION

    The companies of the group participate in medical coverage postretirement plans in the form of contributions limited to certain amounts paid by the employee to multi-employer and single employer plans. Those plans are managed by trade union representatives. In French GAAP, a reserve is made for future contributions to be paid for current retirees. Under US GAAP, a supplementary reserve would be made for future retirees in proportion to services already rendered by employees.


    LEASES

    French law does not require capitalization of leases for financial reporting purposes. US GAAP required the capitalization of those leases in which substantially all the risks and benefits of ownership are transferred to the lessee.

    OGF/PFG GROUP

    PRESENTATION

    The classification of certain items in, and the format of OGF's consolidated financial statements, vary to some extent from US GAAP. In addition, US GAAP requires a consolidated statement of cash flow instead of the consolidated statement of source and application of funds used by the OGF.

    The most significant reporting and presentation practices followed by the OGF Group which differ from US GAAP are described below:

    - AUXIA, the insurance group controlled by OGF, is accounted for by the equity method. Under US GAAP, majority-owned insurance companies are fully consolidated.

    - The French definition of the term "extraordinary item" is broader than in US GAAP. Also, under French GAAP, extraordinary items are not presented net of tax in the income statement.

    - Under French GAAP, negative goodwill can be classified as a liability. Under US GAAP, negative goodwill is written off proportionately against identifiable long-term assets acquired before a deferred credit for any remaining negative goodwill can be recorded.

OGF/PFG GROUP

3. - INTANGIBLE ASSETS:


(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- ----------------------------------------------------------------------------------------------------------------------------------
                                                  NEWLY      ACQUISITIONS  MODIFICATION IN  DISPOSALS
                                  JANUARY 1,  CONSOLIDATED    NEW LOANS     CONSOLIDATION      AND        OTHER      DEC. 31
          GROSS-VALUE                1994       COMPANIES       ETC...        PERIMETER     REPAYMENTS  VARIATIONS     1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Concessions, patents, licences         8,258                          40          (7,515)                    (673)        110
 Commercial goodwill                  161,747           538         7,603         (27,883)     (8,619)         542     133,928
 Goodwill                             417,227         4,341        10,488        (396,133)                   1,574      37,497
 Other                                 13,900           863         1,411            (142)       (508)         572      16,096
- ----------------------------------------------------------------------------------------------------------------------------------
                                      601,132         5,742        19,542        (431,673)     (9,127)       2,015     187,631
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                  NEWLY                    MODIFICATION IN  DISPOSALS
                                  JANUARY 1,   CONSOLIDATED                 CONSOLIDATION      AND        OTHER      DEC. 31
          AMORTIZATION               1994       COMPANIES    AMORTIZATION     PERIMETER     REPAYMENTS  DEDUCTIONS     1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Concessions, patents, licences         2,552                          32          (2,214)                    (338)         32
 Commercial goodwill                   38,785                       8,474          (7,868)     (2,847)          (2)     36,542
 Goodwill                              71,197           334         2,363         (66,689)                      96       7,301
 Other                                 10,732           551         2,755             (55)       (481)         284      13,786
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                123,266           885        13,624         (76,826)     (3,328)          40      57,661
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                            477,866         4,857         5,918        (354,847)     (5,799)       1,975     129,970
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                      NEWLY  ACQUISITIONS                    DISPOSALS
                                   JANUARY 1,  CONSOLIDATED     NEW LOANS            OTHER         AND       OTHER     DEC. 31
 GROSS VALUE                             1993     COMPANIES          ETC.        ADDITIONS  REPAYMENTS  DEDUCTIONS        1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Formation expenses                        60            31                                        (60)        (31)          0
 Concessions, patents, licences         8,042                         216                                                8,258
 Commercial goodwill                  130,186        18,432        20,923              619      (8,072)       (341)    161,747
 Goodwill                             282,601        14,428       127,452(*)                    (6,377)       (877)    417,227
 Other                                 11,082                       3,045               19        (131)       (115)     13,900
- ----------------------------------------------------------------------------------------------------------------------------------
                                      431,971        32,891       151,636              638     (14,640)     (1,364)    601,132
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                      NEWLY                                  DISPOSALS
                                   JANUARY 1,  CONSOLIDATED                          OTHER         AND       OTHER     DEC. 31
 AMORTIZATION                            1993     COMPANIES  AMORTIZATION        ADDITIONS  REPAYMENTS  DEDUCTIONS        1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Formation expenses                        60             7                            371         (60)       (378)          0
 Concessions, patents, licences         1,523                       1,028                1                               2,552
 Commercial goodwill                   22,481         4,750        13,410              202      (2,056)         (2)     38,785
 Goodwill                              51,914                      19,283                                               71,197
 Other                                  7,571                       3,286                          (85)        (40)     10,732
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                 83,549         4,757        37,007              574      (2,201)       (420)    123,266
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                            348,422        28,134       114,629               64     (12,439)       (944)    477,866
- ----------------------------------------------------------------------------------------------------------------------------------


(*) Includes 123,908 from the conversion of CPS owned by Plantsbrook.

OGF/PFG GROUP

4. - TANGIBLE ASSETS:


(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                          MODIFICATION
                                                 NEWLY      ACQUISITIONS       IN         DISPOSALS
                                 JANUARY 1,  CONSOLIDATED    NEW LOANS    CONSOLIDATION      AND        OTHER       DEC. 31
          GROSS-VALUE               1994       COMPANIES       ETC...       PERIMETER    REPAYMENTS   VARIATIONS     1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Land                                137,757                       2,170       (42,368)      (2,756)          91       94,894
 Buildings                           882,518        14,653        46,477      (207,400)     (11,304)      29,404      754,348
 Installations                       179,794         2,451        22,702          (140)      (9,925)      (8,618)     186,264
 Other                               658,153         6,302        56,748      (178,293)     (26,184)      33,620      550,346
 In progress                          38,952                      36,799                                 (53,254)      22,497
- ----------------------------------------------------------------------------------------------------------------------------------
                                   1,897,174        23,406       164,896      (428,201)     (50,169)       1,243    1,608,349
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                          MODIFICATION
                                                 NEWLY                         IN         DISPOSALS
                                 JANUARY 1,   CONSOLIDATED                CONSOLIDATION      AND        OTHER       DEC. 31
 AMORTIZATION                       1994       COMPANIES    AMORTIZATION    PERIMETER    REPAYMENTS   DEDUCTIONS     1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Land                                    222                                       (60)          (3)                      159
 Buildings                           291,744         2,135        34,332       (22,718)      (6,906)         441      299,028
 Installations                       113,093         1,392        19,670           (41)      (7,270)      (8,249)     118,595
 Other                               336,922         4,403        69,487       (98,486)     (22,427)       9,038      298,937
 In progress
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                               741,981         7,930       123,489      (121,305)     (36,606)       1,230      716,719
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                         1,155,193        15,476        41,407      (306,896)     (13,563)          13      891,630
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                     NEWLY  ACQUISITIONS                   DISPOSALS
                                  JANUARY 1,  CONSOLIDATED     NEW LOANS          OTHER          AND       OTHER      DEC, 31
 GROSS VALUE                            1993     COMPANIES          ETC.      ADDITIONS   REPAYMENTS  DEDUCTIONS         1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Land                                 91,474        37,058         6,825         12,098      (9,490)        (208)     137,757
 Buildings                           636,855       183,689        78,378         19,241     (31,340)      (4,305)     882,518
 Installations                       166,615           794        16,821          1,801      (4,223)      (2,014)     179,794
 Other                               408,729       163,738       114,393         18,698     (46,591)        (814)     658,153
 In progress                          35,329                       3,608          1,242                   (1,227)      38,952
- ----------------------------------------------------------------------------------------------------------------------------------
                                   1,339,002       385,279       220,025         53,080     (91,644)      (8,568)   1,897,174
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                     NEWLY                                 DISPOSALS
                                  JANUARY 1,  CONSOLIDATED                        OTHER       AND       OTHER           DEC. 31
 AMORTIZATION                           1993     COMPANIES  AMORTIZATION      ADDITIONS   REPAYMENTS  DEDUCTIONS         1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Land                                    163            44             6              9                                   222
 Buildings                           244,130        16,715        39,116          2,777     (10,526)        (468)     291,744
 Installations                        95,422           558        20,829            522      (3,427)        (811)     113,093
 Other                               192,345        82,115        86,793          6,207     (29,821)        (717)     336,922
 In progress                               0                                                                                0
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                               532,060        99,432       146,744          9,515     (43,774)      (1,996)     741,981
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                           806,942       285,847        73,281         43,565     (47,870)      (6,572)   1,155,193
- ----------------------------------------------------------------------------------------------------------------------------------


                                      39

OGF/PFG GROUP

5.- INVESTMENTS:

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                          MODIFICATION
                                                 NEWLY      ACQUISITIONS       IN         DISPOSALS
                                 JANUARY 1,  CONSOLIDATED    NEW LOANS    CONSOLIDATION      AND         OTHER       DEC. 31
          GROSS-VALUE               1994       COMPANIES       ETC...       PERIMETER    REPAYMENTS   VARIATIONS      1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Non consolidated investments         77,419        12,327         5,920        (5,422)     (16,934)          431       73,741
 and related receivables
 Companies consolidated by the        90,976                                                              (15,694)      75,282
 equity method
 Loans                                 8,100                         251          (815)      (6,129)           21        1,428
 Other                                17,903         1,031         2,907          (513)      (2,105)         (746)      18,477
- ----------------------------------------------------------------------------------------------------------------------------------
                                     194,398        13,358         9,078        (6,750)     (25,168)      (15,988)     168,928
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                          MODIFICATION
                                                 NEWLY                         IN         DISPOSALS
                                 JANUARY 1,   CONSOLIDATED                CONSOLIDATION      AND         OTHER       DEC. 31
 PROVISIONS FOR LOSS IN VALUE       1994       COMPANIES    AMORTIZATION    PERIMETER    REPAYMENTS   DEDUCTIONS      1994
- ----------------------------------------------------------------------------------------------------------------------------------
 Non consolidated investments         24,619                       2,883                     (3,966)                    23,536
 and related receivables

 Loans and other                       1,151                         365          (199)        (273)                     1,044
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                25,770                       3,248          (199)      (4,239)                    24,580
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                           168,628        13,358         5,830        (6,551)     (20,929)     (15,988)      144,348
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                     NEWLY  ACQUISITIONS                   DISPOSALS
                                  JANUARY 1,  CONSOLIDATED     NEW LOANS          OTHER          AND        OTHER      DEC. 31
 GROSS VALUE                            1993     COMPANIES          ETC.      ADDITIONS   REPAYMENTS   DEDUCTIONS         1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Non consolidated investments
 and related receivables             100,396         1,107         6,132            459     (11,431)      (19,244)      77,419
 Companies consolidated
 by the equity method(*)              63,246                                     27,730                                 90,976
 Loans                                 7,581                       1,852             30      (1,095)         (268)       8,100
 Other                               187,354            26         3,633          1,798      (3,352)     (171,556)      17,903
- ----------------------------------------------------------------------------------------------------------------------------------
                                     358,577         1,133        11,617         30,017     (15,878)     (191,068)     194,398
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                     NEWLY  ACQUISITIONS                   DISPOSALS
 PROVISIONS FOR                   JANUARY 1,  CONSOLIDATED     NEW LOANS          OTHER          AND        OTHER      DEC. 31
 LOSS IN VALUE                          1993     COMPANIES          ETC.      ADDITIONS   REPAYMENTS   DEDUCTIONS         1993
- ----------------------------------------------------------------------------------------------------------------------------------
 Non consolidated investments
 and related receivables              30,543                       2,548            243      (8,715)                    24,619
 Loans and other                      43,750                         481            251     (43,307)          (24)       1,151
- ----------------------------------------------------------------------------------------------------------------------------------
 TOTAL                                74,293                       3,029            494     (52,022)          (24)      25,770
- ----------------------------------------------------------------------------------------------------------------------------------
 NET VALUE                           284,284         1,133         8,588         29,523      36,144      (191,044)     168,628
- ----------------------------------------------------------------------------------------------------------------------------------

* The Plantsbrook Group is fully consolidated in 1993

OGF.PFG GROUP

6.- STOCKS:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    ----------------------------------------------------------------------------------------
                                                                   1994            1993
    ----------------------------------------------------------------------------------------
     Raw materials and supplies                                    36,417          38,085

     Production in progress                                           637           1,706

     Intermediate and finished products                            42,317          47,311

     Goods for resale                                             148,614         180,112
    ----------------------------------------------------------------------------------------
     TOTAL GROSS                                                  227,985         267,214

     PROVISIONS FOR LOSS OF VALUE                                 (11,965)        (18,086)
    ----------------------------------------------------------------------------------------
     TOTAL NET                                                    216,020         249,128
    ----------------------------------------------------------------------------------------
     ANALYSIS BY SECTOR:

       Funeral services                                           129,398         134,131

       Woodworking                                                 78,008          87,074

       International activity                                       8,614          16,324

       Miscellaneous activities                                         -          11,599
    ----------------------------------------------------------------------------------------
     TOTAL NET                                                    216,020         249,128
    ----------------------------------------------------------------------------------------

7.- DEBTORS:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    ----------------------------------------------------------------------------------------
                                                                   1994            1993
    ----------------------------------------------------------------------------------------
     CUSTOMER ACCOUNTS BY SECTOR:

       Funeral services                                           226,167         257,987

       Woodworking                                                 18,967          14,233

       International activity                                      19,021          84,730

       Miscellaneous activities                                         -           6,887
    ----------------------------------------------------------------------------------------
     Total net                                                    264,155         363,837

     Provisions for bad debt                                      (25,922)        (38,826)
    ----------------------------------------------------------------------------------------
     Total customer accounts net                                  238,233         325,011

     Other debtors                                                143,797         135,584
    ----------------------------------------------------------------------------------------
     TOTAL DEBTORS                                                382,030         460,595
    ----------------------------------------------------------------------------------------

OGF/PFG GROUP

8.- SHORT-TERM INVESTMENTS:

(EXPRESSED IN MILLIONS OF FRENCH FRANCS)

- -----------------------------------------------------------------------------------------------
                                                             1994                    1993
- -----------------------------------------------------------------------------------------------
Investment funds representative of short-term cash
management and holdings in various shares and unit
trusts (total market value of FRF 49.1 millions for 1994
and FRF 51.9 millions for 1993)                             47.9                   50.5
- -----------------------------------------------------------------------------------------------

OGF/PFG GROUP

9.- MOVEMENTS IN CAPITAL AND RESERVES:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

                                                                                    1994                   1993
    ----------------------------------------------------------------------------------------------------------------------
     At beginning of year                                                           1,220,559              1,116,205
     Increase in capital (including issue premium)                                        275                 29,249
     Dividends paid                                                                   (64,493)               (57,406)
     Group profit for year                                                            297,866                128,267
     Other                                                                               (310)                 4,244
    ----------------------------------------------------------------------------------------------------------------------
     AT END OF YEAR                                                                 1,453,897              1,220,559
    ----------------------------------------------------------------------------------------------------------------------


10.- OTHER RESERVES:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

                                                                                   DECEMBER 31,           DECEMBER 31,
                                                                                       1994                   1993
    ----------------------------------------------------------------------------------------------------------------------
     Legal reserve                                                                     24,337                 23,919
     General reserves                                                                  55,694                 45,694
     Long-term capital gains                                                          175,398                167,376
     Capital reserves on consolidation                                                340,837                299,669
     Other                                                                             43,725                 39,018
    ----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                            639,991                575,676
    ----------------------------------------------------------------------------------------------------------------------

OGF/PFG GROUP

11.- PROVISIONS FOR LIABILITIES AND CHARGES:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

                                                                                   DECEMBER 31,           DECEMBER 31,
                                                                                       1994                   1993
    ----------------------------------------------------------------------------------------------------------------------
     PROVISIONS FOR LIABILITIES:

     Provision for exchange rate losses on foreign
     investments                                                                        1,496                  2,352

     Provision for Group reorganization                                                12,000                 12,000

     Provision for liability on subsidiaries (1)                                            -                 32,000

     Provision for liabilities on employees                                            10,004                  6,980

     Other uncertainties (2)                                                           47,061                 28,149

     Others                                                                             9,223                 12,221


     PROVISIONS FOR CHARGES:

     Retirement benefits                                                               17,236                 17,113

     Cash collected in advance from customers                                          13,806                 12,901

     Provision for Group reorganization                                                 3,835                  7,397

     Other                                                                             15,135                 10,982

    ----------------------------------------------------------------------------------------------------------------------
     NEGATIVE GOODWILL                                                                 21,923                 23,908

    ----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                            151,719                166,003
    ----------------------------------------------------------------------------------------------------------------------

(1) The provision for liabilities on subsidiaries for 32.000 thousand French francs accrued for in 1993 has been entirely recovered in 1994 to compensate for losses generated by the sale of Gemroc.

(2) The provision for other liabilities is principally aimed at covering risks arising from competition as well as those that may arise due to the tax review for the period 1991 to 1993 that is currently in progress.

OGF/PFG GROUP

12.- LONG TERM DEBTS:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    A/ FINANCIAL DEBTS:

                                                                                   DECEMBER 31,           DECEMBER 31,
                                                                                       1994                   1993
    ----------------------------------------------------------------------------------------------------------------------
     Bank loans and borrowings:                                                        19,514                 92,940

    ----------------------------------------------------------------------------------------------------------------------
     Convertible bonds:                                                                     -                  1,256

    ----------------------------------------------------------------------------------------------------------------------
     Other financial debt:                                                             69,721                195,920

     Deferred income taxes:                                                            12,623                 15,007
    ----------------------------------------------------------------------------------------------------------------------
                                                                                      101,858                305,123

     B/ OTHER NON FINANCIAL:                                                           31,109                 16,659
        -------------------
    ----------------------------------------------------------------------------------------------------------------------

     TOTAL                                                                            132,967                321,782
    ----------------------------------------------------------------------------------------------------------------------

13.- COMMITMENTS AND CONTINGENCIES:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    ----------------------------------------------------------------------------------------------------------------------
                                                                        DECEMBER 31, 1994
    ----------------------------------------------------------------------------------------------------------------------
     Given:

     Guarantees given to credit institutions                            FRF           23,6   million

     Commitments under lease-purchase contracts                         FRF           65,9   million including
                                                                        FRF           37,0   million relating to real estate

     Retirement indemnities for OFISA and OFT who have not
     subscribed an insurance contract                                   FRF            3,8   million

     Retirement indemnities for other companies in the group who have   FRF           66,7   million
     subscribed life insurance contracts with Auxia                     FRF            1,9   million concern 1994 payments

     Received:

     Usage value of leased assets                                       FRF           54,5   million including
                                                                        FRF           29,9   million relating to real estate

     Warranties received (these mainly concern State contracts)         FRF            5,1   million
    ----------------------------------------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------------------------------------

OGF/PFG GROUP

14.- TURNOVER ANALYSIS BY ACTIVITY AND GEOGRAPHIC LOCATION:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    -------------------------------------------------------------------------------------------------------
                                                                              1994            1993
    -------------------------------------------------------------------------------------------------------
     Funeral services France                                                  2,525,679        2,601,030

     Woodworking                                                                 86,137           78,981

     Financial activity                                                              42              472

     International                                                              141,588          554,282

     Miscellaneous activities                                                                     35,084
    -------------------------------------------------------------------------------------------------------
                                                                              2,753,446        3,269,849

     France                                                                   2,571,120        2,680,418

     Europe except France                                                       134,598          546,680

     Outside Europe                                                              47,728           42,751

                                                                              2,753,446        3,269,849
    -------------------------------------------------------------------------------------------------------


15.- OPERATING COSTS AND EXPENSES:

    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

    -------------------------------------------------------------------------------------------------------
                                                                              1994            1993
    -------------------------------------------------------------------------------------------------------
     Consumption of materials or services purchased                           1,138,447        1,389,836

     Personnel cost                                                           1,125,876        1,260,510

     Taxes (other than income taxes)                                            125,372          144,126

     Depreciation, amortization and provisions                                  158,616          196,469

     Other                                                                       19,497           12,841
    -------------------------------------------------------------------------------------------------------
                                                                              2,567,808        3,003,782
    -------------------------------------------------------------------------------------------------------

OGF/PFG GROUP

16.- FINANCIAL INCOME AND EXPENSES:

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

                                                                                  1994            1993
    -------------------------------------------------------------------------------------------------------
     Dividends and interest income                                                4,351            3,214

     Gains on sales of marketable securities

     Other                                                                       40,936           39,377

    -------------------------------------------------------------------------------------------------------
     TOTAL FINANCIAL INCOME                                                      45,287           42,591
    -------------------------------------------------------------------------------------------------------
     Interest expense                                                             9,147           34,248

     Losses on sales of marketable securities

     Other                                                                       15,002            7,972

    -------------------------------------------------------------------------------------------------------
     TOTAL FINANCIAL EXPENSES                                                    24,149           42,220

     FINANCIAL INCOME NET                                                        21,138              371

OGF/PFG GROUP


17.- TAXATION:
    (EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

     A/ PROFIT AND LOSS ACCOUNT                                                  1994            1993
    -------------------------------------------------------------------------------------------------------
     Currently payable                                                         108,417          118,196

     Deferred                                                                   (1,546)           3,214

    -------------------------------------------------------------------------------------------------------
                                                                               106,871          121,410
    -------------------------------------------------------------------------------------------------------





    -------------------------------------------------------------------------------------------------------
     B/ DEFERRED INCOME TAXES                                                DECEMBER 31,    DECEMBER 31,
                                                                                 1994            1993
    -------------------------------------------------------------------------------------------------------
     Assets:                                                                    12,745           13,949

     Liabilities:                                                              (12,623)         (15,061)


    -------------------------------------------------------------------------------------------------------
     NET ASSET BALANCE (LIABILITY)                                                 122           (1,112)
    -------------------------------------------------------------------------------------------------------


18.- PERSONNEL:

    -------------------------------------------------------------------------------------------------------
                                                                             DECEMBER 31      DECEMBER 31
                                                                                 1994            1993
    -------------------------------------------------------------------------------------------------------
     Funeral services                                                             5,734            5,887

     International activity                                                         217            1,486

     Coffins and Wood working                                                       347              353

     Property and finance                                                             6                6

     Miscellaneous activities                                                         -               15

    -------------------------------------------------------------------------------------------------------
     TOTAL                                                                        6,304            7,747
    -------------------------------------------------------------------------------------------------------

BARBIER FRINAULT & ASSOCIES                   PGA
Membre d'Arthur Andersen & Co, SC             Tour Franklin
Tour Gan - Cedex 13                           101, Terrasse Boieldieu - Cedex 11
92082 Paris - La Defense 2                    92082 Paris - La Defense 8


We have audited the accompanying consolidated balance sheets of O.G.F. Group and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of profit and loss and source and application of funds for the years then ended expressed in French francs.

Our audits were made in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and related schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly the financial position of O.G.F. Group and subsidiaries as of December 31, 1994 and 1993 and the results of their operations for the years then ended in conformity with French generally accepted accounting principles which differ in certain respects from those followed in the United States (see note 2 to the consolidated financial statements).

The accompanying consolidated financial statements have been translated from those issued in French into the English language.


Paris - La Defense, France,
April 6, 1995.



   /s/ CHRISTIAN CHOCHON                              /S/ BRUNO BIZET
- ---------------------------                           ---------------
BARBIER FRINAULT & ASSOCIES                                 PGA
   Christian CHOCHON                                    Bruno BIZET

OGF/PFG GROUP

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1995 (UNAUDITED)

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)


- ---------------------------------------------------------------
                                                       June 30,
                                                         1995
- ---------------------------------------------------------------
 FIXED ASSETS

 Intangible Assets                                      127,045

 Tangible Assets                                        886,410

 Investments                                            163,418

- ---------------------------------------------------------------
                                                      1,176,873
- ---------------------------------------------------------------
 CURRENT ASSETS

 Stocks                                                 224,250

 Debtors                                                397,519

 Investments                                             39,004

 Cash Investments                                       944,926

- ---------------------------------------------------------------
                                                      1,605,699
- ---------------------------------------------------------------
 CURRENT LIABILITIES

 Bank loans and overdrafts                               10,091

 Other financial debt                                     4,665

 Trade and other creditors                              598,761

- ---------------------------------------------------------------
                                                        613,517
- ---------------------------------------------------------------
 NET CURRENT ASSETS                                     992,182
- ---------------------------------------------------------------
 Total assets less current liabilities                2,169,055
- ---------------------------------------------------------------
 Long-term debt                                         123,241
- ---------------------------------------------------------------
 Provisions for liabilities and charges                 158,447
- ---------------------------------------------------------------
 TOTAL ASSETS LESS LIABILITIES                        1,887,367
- ---------------------------------------------------------------

OGF/PFG GROUP

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1995 (UNAUDITED)

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)


                                                          June 30,
                                                            1995
- -------------------------------------------------------------------
 CAPITAL AND RESERVES

 Called up share capital                                  243,483

 Share premium account                                    255,914

 Revaluation reserve                                       16,643

 Other reserves                                           867,368

 Profit and loss account                                   77,852
- -------------------------------------------------------------------
 Total group's share                                    1,461,260
- -------------------------------------------------------------------
 Minority interests                                       426,107
- -------------------------------------------------------------------




- -------------------------------------------------------------------
 Total stockholders' equity and minority interests      1,887,367
- -------------------------------------------------------------------

OGF/PFG GROUP

CONSOLIDATED PROFIT AND LOSS ACCOUNT (UNAUDITED)
  FOR THE SIX MONTHS ENDED JUNE 30, 1995

(Expressed in thousands of French Francs)

- ---------------------------------------------------------------------------
                                                                 June 30,
                                                                   1995
- ---------------------------------------------------------------------------
 TURNOVER                                                       1,387,595

 Other operating income                                             4,491
- ---------------------------------------------------------------------------
                                                                1,392,086
- ---------------------------------------------------------------------------
 OPERATING COSTS AND EXPENSES                                   1,276,995
- ---------------------------------------------------------------------------
 OPERATING PROFIT                                                 115,091

 Share of profit of associated companies                            8,531

 Financial income, net                                             31,779

- ---------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 BEFORE EXCEPTIONAL ITEMS AND TAXATION                            155,401

 Exceptional profit /loss                                         (12,302)
- ---------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION                                                  143,099
 Taxation                                                          46,621
- ---------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION                                                    96,478

 Minority interests in profit                                      18,626
- ---------------------------------------------------------------------------
 Profit for the year                                               77,852

- ---------------------------------------------------------------------------


OGF/PFG GROUP

STATEMENT OF SOURCE AND APPLICATION OF FUNDS (UNAUDITED)
  FOR THE SIX MONTHS ENDED JUNE 30, 1995

(EXPRESSED IN THOUSANDS OF FRENCH FRANCS)

- -------------------------------------------------------------------------------------
                                                                           June 30,
                                                                             1995
- -------------------------------------------------------------------------------------
 SOURCE OF FUNDS FROM OPERATIONS                                           157,612

 OTHER SOURCES:

   Disposals of fixed assets investments                                     1,437

   Disposals of tangible and intangible fixed assets                        31,690

   Increase in long-term financial debt                                      1,445

   Other, net                                                               15,877
- -------------------------------------------------------------------------------------
 TOTAL SOURCES OF FUNDS                                                    208,061
- -------------------------------------------------------------------------------------
 APPLICATION OF FUNDS :
   Acquisition of tangible fixed assets                                     72,681
   Acquisition of intangible fixed assets                                    4,142
   Acquisition of long term investments                                     13,611
   Dividends paid                                                           71,827
   Dividends paid to minority interests                                     15,790
   Decrease in long term financial debt                                      6,180
   Other, net                                                               19,190
- -------------------------------------------------------------------------------------
 TOTAL APPLICATIONS OF FUNDS                                               203,421
- -------------------------------------------------------------------------------------
 (DECREASE) INCREASE IN WORKING CAPITAL                                      4,640
- -------------------------------------------------------------------------------------
 ARISING FROM MOVEMENTS IN:

   Net liquid funds                                                        (26,492)
   Other current assets/liabilities                                         31,132
- -------------------------------------------------------------------------------------

                       CONSOLIDATED FINANCIAL STATEMENTS

                        GIBRALTAR MAUSOLEUM CORPORATION
                                AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1994
                      WITH REPORT OF INDEPENDENT AUDITORS

                Gibraltar Mausoleum Corporation and Subsidiaries

                       Consolidated Financial Statements

                         Year Ended September 30, 1994

                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . 56
Consolidated Balance Sheet  . . . . . . . . . . . . . . . . . . . . . 57
Consolidated Statement of Income and Retained Earnings  . . . . . . . 59
Consolidated Statement of Cash Flows  . . . . . . . . . . . . . . . . 60
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . 61

                         Report of Independent Auditors

Board of Directors
Gibraltar Mausoleum Corporation

We have audited the accompanying consolidated balance sheet of Gibraltar Mausoleum Corporation and subsidiaries as of September 30, 1994, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gibraltar Mausoleum Corporation and subsidiaries at September 30, 1994, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                   /s/ ERNST & YOUNG LLP
December 22, 1994

                Gibraltar Mausoleum Corporation and Subsidiaries

                          Consolidated Balance Sheet

                              September 30, 1994

ASSETS
Cash                                                                        $   1,494,385
Receivables (Notes 4 and 6):
   Installment contracts receivable for cemetery and
      funeral home property and merchandise, less
      unearned interest of $13,545,956                                         61,609,286
   Commissions and management fees                                              1,907,627
   Allowance for contract cancellations                                        (5,364,020)
                                                                            -------------
                                                                               58,152,893
   Construction billings receivable                                             1,512,554
   Due from related parties                                                     7,834,410
   Other                                                                        2,052,566
                                                                            -------------
                                                                               69,552,423
Inventories:
   Mausoleum spaces, cemetery lots and merchandise                             12,035,595
   Cost of mausoleums under construction                                          985,822
                                                                            -------------
                                                                               13,021,417
Costs and estimated earnings of uncompleted
   mausoleum construction contracts in excess of
   related billings                                                             1,564,726
Investments and other assets:
   Investment in undeveloped cemetery land                                     15,456,466
   Funeral home trust acquisition costs, less accumulated
      amortization of $1,104,346                                                1,542,139
   Funeral home trust accumulated income                                        3,165,053
   Amounts from shareholders, officers and employees                               90,985
   Intangible and other assets, less accumulated
      amortization of $2,778,935                                                6,615,849
   Refundable federal income taxes                                              1,040,439
   Cost in excess of net assets acquired, less
      accumulated amortization of $1,185,191                                    6,486,360
                                                                            -------------
                                                                               34,397,291
Property and equipment (Note 4):
   Land and buildings                                                          14,376,596
   Cemetery improvements                                                        6,335,887
   Equipment                                                                   11,556,026
   Funeral home construction in progress                                        1,668,124
   Accumulated depreciation                                                   (11,517,573)
                                                                            -------------
                                                                               22,419,060
                                                                            -------------
                                                                            $ 142,449,302
                                                                            =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Note and accounts payable and accrued expenses:
   Payable to banks under revolving loan agreement
      (Note 4)                                                              $ 17,200,000
   Accounts payable                                                            4,829,826
   Accrued salaries, wages and commissions                                     2,740,192
   Payroll taxes and amounts withheld from payroll                               160,213
   State and local taxes and interest                                          5,185,229
   Deferred income on sales of preneed funeral services                        6,184,608
   Amounts due to shareholders, officers and
      employees                                                                6,488,236
   Minority interest                                                             169,319
                                                                            ------------
                                                                              42,957,623
Billings of uncompleted mausoleum construction
   contracts in excess of costs and estimated earnings                           298,722
Estimated costs and deferred income for spaces sold in
   mausoleums for which construction has not been
   completed, less trust fund deposits of $3,547,741 (Note 7)                  5,665,202
Deferred merchandise liability, less trust fund deposits
   of $40,354,220                                                              5,045,898
Amounts payable to perpetual care funds                                        5,095,445
Deferred income taxes (Note 3)                                                13,918,912
Long-term debt (Note 4)                                                       23,062,590

Shareholders' equity (Notes 4 and 6):
   Common Stock, par value $1 per share:
      Class A (voting)--authorized 1,250,000 shares;
        issued 79,325 shares                                                      79,325
      Class B (nonvoting)--authorized 3,750,000 shares;
        issued 223,815 shares                                                    223,815
   Retained earnings                                                          46,101,770
                                                                            ------------
                                                                              46,404,910

                                                                            ------------
                                                                            $142,449,302
                                                                            ============

See accompanying notes.

                Gibraltar Mausoleum Corporation and Subsidiaries

                        Consolidated Statement of Income
                             and Retained Earnings

                         Year Ended September 30, 1994

Income:
   Sales                                                                    $  58,230,821
   Commissions and management fees (Note 6)                                     2,842,568
   Interest and dividends                                                      12,233,567
   Revenues from construction contracts (Note 6)                               13,107,933
   Other operating income                                                       7,146,803
                                                                            -------------
                                                                               93,561,692
Costs and expenses:
   Cost of sales                                                               16,324,017
   Selling                                                                     24,449,548
   Cemetery operations and maintenance                                          9,640,285
   Cost of construction contracts (Note 6)                                     12,638,898
   Administrative and general                                                  13,429,653
   Interest                                                                     3,097,284
   Amortization                                                                 1,248,649
   Depreciation                                                                 2,228,569
                                                                            -------------
                                                                               83,056,903
                                                                            -------------
Income before income taxes                                                     10,504,789

Income taxes (Note 3)                                                           3,977,876
                                                                            -------------
Net income                                                                      6,526,913
Retained earnings at beginning of year                                         43,850,791
Less retirement of Common Stock                                                 4,275,934
                                                                            -------------
Retained earnings at end of year                                            $  46,101,770
                                                                            =============

See accompanying notes.

               Gibraltar Mausoleum Corporation and Subsidiaries

                     Consolidated Statement of Cash Flows

                        Year Ended September 30, 1994

OPERATING ACTIVITIES
Net income                                                                  $   6,526,913
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation and amortization                                             3,477,218
      Provision for contract cancellations                                        394,200
      Deferred income taxes                                                      (476,261)
      Gain on sale of equipment                                                  (392,122)
      Changes in operating assets and liabilities
        net of effects of acquisitions:
          Receivables                                                          (6,293,652)
          Inventories and other assets                                          2,573,457
          Accounts payable and accrued expenses                                 3,305,325
          Refundable federal income taxes                                        (735,439)
                                                                            -------------
Net cash provided by operating activities                                       8,379,639

INVESTING ACTIVITIES
Purchase of property and equipment                                             (5,973,115)
Net cash paid for purchase of businesses                                       (2,902,213)
Proceeds from sale of property and equipment                                    3,077,151
                                                                            -------------
Net cash used in investing activities                                          (5,798,177)

FINANCING ACTIVITIES
Proceeds from shareholders, officers and
   employee advances                                                            4,059,570
Net proceeds on revolving line of credit                                        2,100,000
Proceeds from long-term borrowings                                                238,711
Payments on long-term borrowings                                               (7,205,434)
Purchase of Common Stock                                                       (1,877,428)
                                                                            -------------
Net cash used in financing activities                                          (2,684,581)
                                                                            -------------
Decrease in cash                                                                 (103,119)
Cash at beginning of year                                                       1,597,504
                                                                            -------------
Cash at end of year                                                         $   1,494,385
                                                                            =============

See accompanying notes.

                Gibraltar Mausoleum Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements

                               September 30, 1994

1. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Gibraltar Mausoleum Corporation and Subsidiaries (Gibraltar) after elimination of intercompany accounts and transactions.

RECEIVABLES

Installment contracts receivable, arising primarily from the preneed sales of cemetery property and merchandise, are generally due in monthly installments over periods of one to six years. The contracts require a cash down payment and generally include simple interest, computed at rates ranging from 9 3/4% to 13 3/4% per annum, which is transferred to income principally on the sum-of-the-years-digits method. The allowance for contract cancellations is computed primarily on the basis of historical experience.

INVENTORIES, ESTIMATED COSTS AND DEFERRED INCOME ON MAUSOLEUM CONSTRUCTION

Inventories of mausoleum spaces, cemetery lots and merchandise are recorded principally at average cost which is not in excess of market.

Estimated costs and deferred construction income for spaces sold in mausoleums for which construction has not been completed are computed based upon costs incurred and to be incurred as estimated in the year of the first crypt sale and recorded as a liability. Unsold crypts are transferred to inventory at cost when construction is completed. Construction of mausoleums generally commences two to four years from the date of the first crypt sale.

CONSTRUCTION CONTRACTS

Income from mausoleum construction contracts is recorded on the percentage-of-completion method. Under this method, income is recognized as work on the contract progresses. The normal construction period for a mausoleum is 3-12 months.

                Gibraltar Mausoleum Corporation and Subsidiaries

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets have arisen in connection with the acquisition of various companies. These assets are being amortized using the straight-line method over their estimated useful lives ranging from 5 to 13 years.

COST IN EXCESS OF NET ASSETS ACQUIRED

Cost in excess of net assets acquired is being amortized on a straight-line basis over a forty-year period.

PRENEED FUNERAL SALES

Sales of preneed funeral services and certain funeral merchandise and the receivables related thereto are not recorded until the service and merchandise are provided. State laws require that 70% to 100% of amounts received be deposited into trust funds for the purchase of the merchandise and services. The funds are withdrawn from the trust at the time the merchandise and services are provided and the sale is recognized.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation of buildings and equipment is provided on a straight-line basis over the expected useful lives of the respective assets.

DEFERRED MERCHANDISE LIABILITY

Cemetery merchandise and services may be sold on a preneed basis. At the time of sale and receipt of the down payment, the balance of the contract is recorded as a receivable and the selling price is recorded as a sale. The estimated cost of merchandise and services which have been sold but not delivered is charged to cost of sales and recorded as a liability. Certain states require the deposit of a portion of the cash received into an escrow fund. The funds are withdrawn at the time the merchandise is purchased or the services are performed. These deposits have been offset against the related liabilities, as they are restricted in usage to satisfaction of these liabilities.

                Gibraltar Mausoleum Corporation and Subsidiaries

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

AMOUNTS PAYABLE TO PERPETUAL CARE FUNDS

Amounts due to perpetual care funds are recorded on the accrual basis. Deposits are made periodically to the funds as collections are received on the installment contracts. The perpetual care funds are irrevocably set aside for the benefit of lot and crypt owners to insure the maintenance of each cemetery. The funds are invested by the respective trustees and investment advisors who periodically remit the income of the funds to each cemetery for its cost of operation and maintenance. The market value of such funds was $36,374,000 at September 30, 1994. Perpetual care trust funds are not included in the consolidated financial statements.

2. ACQUISITIONS

Gibraltar purchased (for cash and notes aggregating $5,600,000) the following operating cemeteries and funeral homes:

      DATE                             NAME                                  LOCATION                            TYPE
- -----------------            ------------------------                  --------------------                  ------------
August 29, 1994              Greenlawn Memory Gardens                  N. Kingsville, OH                     Cemetery
August 29, 1994              Knollwood Cemetery                        Mayfield Heights, OH                  Combinations
March 23, 1994               Palms Memorial Park                       Sarasota, FL                          Cemetery

In connection with the acquisitions, Gibraltar acquired assets with fair values aggregating approximately $8,575,000 and assumed liabilities of $2,975,000.
All acquisitions have been accounted for using the purchase method of accounting. The results of operations for all acquisitions since the dates of acquisition have been included in the consolidated results of operations. The following represents the unaudited pro forma results of operations for the year ended September 30, 1994 as if the business combinations had occurred as of October 1, 1993:



   Sales                         $61,075,228
                                 ===========
   Net income                    $ 6,503,616
                                 ===========


The pro forma results do not purport to present the Company's actual operating results had the acquisitions been made at the beginning of 1994, or the results that may be expected in the future.

                Gibraltar Mausoleum Corporation and Subsidiaries

3. INCOME TAXES

Gibraltar accounts for income taxes using the liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of September 30, 1994 are as follows:


   Deferred tax assets:
      Preneed funeral services               $ 6,284,533
      Contract cancellation reserve            1,541,865
      Other                                    2,989,783
                                             -----------
                                              10,816,181
   Deferred tax liabilities:
      Deferred revenue                        17,776,710
      Undeveloped cemetery land                1,146,291
      Depreciation                             1,263,725
      Other                                    4,548,367
                                             -----------
                                              24,735,093
                                             -----------
   Net deferred tax liability                $13,918,912
                                             ===========


                Gibraltar Mausoleum Corporation and Subsidiaries

3. INCOME TAXES (CONTINUED)

The following is a summary of the components of the provision for income taxes as of September 30, 1994:

Federal:
  Current                            $3,807,176
  Deferred                             (476,261)
State                                   646,961
                                     ----------
                                     $3,977,876
                                     ==========

The following is a reconciliation of income tax computed at the U.S. statutory tax rate to income tax expense for the year ended September 30, 1994.


                                                      AMOUNT        PERCENTAGE
                                                    ----------      ----------
Federal income tax at the statutory rate            $3,676,676        35.0%
Tax exempt interest and dividend exclusion            (368,996)       (3.5)
State taxes, net of effect of federal income taxes     420,524         4.0
Other, net                                             249,672         2.4
                                                    ----------        ----
           Income tax expense                       $3,977,876        37.9%
                                                    ==========        ====


Gibraltar made income tax payments in the amount of $6,112,438 in 1994.

4. DEBT ARRANGEMENTS

Under the terms of a revolving loan agreement with its major banks, Gibraltar may borrow up to $25,000,000 at a variable rate (6.75% at September 30, 1994). The maturity date of the revolving loan agreement is February 28, 1996. This revolving loan agreement has a 3/8% annual facility fee. The loan agreement contains, among other terms, various requirements which include the maintenance of the net worth of Gibraltar above stated minimums. The agreement is collateralized by a pledge of certain receivables, assignment of certain management agreements, several funeral homes, assignment of common stock of some subsidiaries and the assignment of life insurance carried on the lives of two officers. Borrowings under the revolving loan total $17,200,000 at September 30, 1994.

                Gibraltar Mausoleum Corporation and Subsidiaries

4. DEBT ARRANGEMENTS (CONTINUED)

Long-term debt of Gibraltar and its subsidiaries as of September 30, 1994 is summarized as follows:

Floating Rate Option Note Issue payable $769,000
  semi-annually, plus interest and fees at variable rates
  (5.18% at September 30, 1994). This loan expires and the
  remaining principal is due January 5, 1996, but may
  be extended at the lender's discretion.                           $17,692,000
7.5% notes payable to sellers incurred in the
  acquisition of cemeteries or funeral homes                          2,983,139
Thirty other notes, with varying interest rates, payable
  over various terms, certain notes collateralized with
  common stock of subsidiaries and real and personal
  property.                                                           2,387,451
                                                                    -----------
                                                                    $23,062,590
                                                                    ===========

Maturities on long-term debt for the five fiscal years subsequent to September 30, 1994 are: 1995, $2,162,548; 1996, $2,169,242; 1997, $2,153,101; 1998,
$2,094,266, 1999, $2,088,624.

Interest paid during 1994 was $2,791,893.

                Gibraltar Mausoleum Corporation and Subsidiaries

5. PREARRANGED FUNERAL TRUSTS

The following summary reflects cumulative prearranged funeral and cremation services and merchandise sold but not fulfilled which are not included in the consolidated financial statements as of September 30, 1994.

Net services and merchandise sold but not fulfilled       $ 66,985,000
Less amounts not collected                                  21,177,000
Less amounts collected not required to be trusted            6,185,000
                                                          ------------
Trust fund amounts (at cost)                              $ 39,623,000
                                                          ============

Amounts trusted are invested primarily in debt securities, equity securities and limited partnerships. Such investments are subject to the risk that the current market value could fall below the net book value. At September 30, 1994, the aggregate market value of these investments was $39,364,000.

6. RELATED PARTY TRANSACTIONS

Gibraltar participates in management and sales agreements with several non-owned cemeteries for which certain officers of Gibraltar serve as officers and directors. As part of these agreements, Gibraltar maintains the financial records of these cemeteries and performs all administrative and sales duties. Gibraltar earned net management fee and commission income of approximately $1,495,000 in 1994, resulting from transactions with the non-owned cemeteries. Amounts receivable from these entities at September 30, 1994 totaled $3,378,000.

Gibraltar has made net cash advances to other businesses in which certain officers and directors of Gibraltar have ownership interests and affiliated real estate partnerships which are classified in other accounts and notes receivable. Amounts receivable for these advances were $6,335,000 at September 30, 1994. Gibraltar has also guaranteed the repayment of a $2,000,000 mortgage loan for one of these businesses. Amounts due directly to/from shareholders, officers and employees are classified separately in the balance sheet.

Gibraltar purchased and retired 4,000 shares of Class A common stock and 26,160 shares of Class B common stock for cash and notes totalling $4,306,094 during 1994.

                Gibraltar Mausoleum Corporation and Subsidiaries

6. RELATED PARTY TRANSACTIONS (CONTINUED)

Gibraltar constructs mausoleums and funeral homes for its owned and managed cemeteries as well as for several cemeteries owned by certain officers and directors of Gibraltar. In 1994, revenues from construction contracts with these cemeteries were $5,914,000, and cost of construction contracts includes costs associated with these contracts in the amount of $5,615,000.

7. COMMITMENTS

Gibraltar has accrued estimated costs for lawn crypts and crypts sold in mausoleums for which construction has not been completed. These estimated costs will be financed by existing receivables and collections from new sales contracts.

8. EMPLOYEES' PROFIT SHARING-SAVINGS PLANS

The Company maintains defined contribution profit sharing-savings plans for all full-time employees who are at least 21 years of age and have been employed for one or more years.

Participating employees may elect to redirect salary from 1% to 20% of the participant's eligible earnings before income taxes and contribute that amount to the Plans on behalf of the participant. The Company will make a matching contribution into the Plans in an amount equal to 40 percent of the first 2 percent and 25 percent of the next 2 percent of salary redirection. In addition, the Company may, by action of the Board of Directors, authorize profit sharing contributions to the Plans out of net profits. Gibraltar has recorded expense related to these plans amounting to $283,000 for 1994.

9. EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT
   AUDITOR'S REPORT.

On June 7, 1995 Service Corporation International entered into an agreement to purchase Gibraltar, subject to approval by various government and regulatory agencies.

                Unaudited Consolidated Financial Statements


                      Gibraltar Mausoleum Corporation
                             and Subsidiaries

                      Six Months Ended March 31, 1995

               GIBRALTAR MAUSOLEUM CORPORATION AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       SIX MONTHS ENDED MARCH 31, 1995


                                   CONTENTS


Consolidated Balance Sheet............................................    71
Consolidated Statement of Income......................................    73
Consolidated Statement of Cash Flows..................................    74

               GIBRALTAR MAUSOLEUM CORPORATION AND SUBSIDIARIES

                     UNAUDITED CONSOLIDATED BALANCE SHEET
                                March 31, 1995
                                 (Thousands)


ASSETS
Cash...............................................................  $  1,110
Receivables:
  Installments contracts receivable for cemetery and
    funeral home property and merchandise, less unearned
    interest and allowance for contract cancellations..............    59,458

  Construction billings receivable.................................     1,273

  Other accounts and notes receivable..............................     6,266
                                                                     --------
                                                                       66,997
Inventories:
  Mausoleum spaces, cemetery lots and merchandise..................    12,153
  Cost of mausoleums under construction............................     2,565
                                                                     --------
                                                                       14,718
Costs and estimated earnings of uncompleted
  mausoleum construction contracts in excess of
  related billings.................................................       424
Investments and other assets:
  Investment in undeveloped cemetery land..........................    15,396
  Funeral home trust acquisition costs, less amoritization.........     1,171
  Funeral home trust accumulated income............................     3,878
  Intangible and other assets, less amortization...................     7,364
  Costs in excess of net assets acquired, less
    accumulated amortization.......................................     9,900
                                                                     --------
                                                                       37,709
Property and equipment, less accumulated depreciation..............    22,367
                                                                     --------
                                                                     $143,325
                                                                     ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Note and accounts payable and accrued expenses:
  Payable to banks under revolving loan agreement....................  $ 15,700
  Accounts payable and accrued liabilities...........................    10,755
  Deferred income on sales of preneed funeral services...............     6,935
  Amounts due to shareholders, officers and employees................     2,406
  Minority interest..................................................       225
                                                                       --------
                                                                         36,021
Billings of uncompleted mausoleum construction
  contracts in excess of costs and estimated earnings................       -
Estimated costs and deferred income for spaces sold in
  mausoleums for which construction has not been
  completed, less trust fund deposits................................     6,518
Deferred merchandise liability, less trust fund deposits.............     5,590
Amounts payable to perpetual care funds..............................     5,640
Deferred income taxes................................................    14,329
Long-term debt.......................................................    26,220
Shareholders' equity.................................................    49,007
                                                                       --------
                                                                       $143,325
                                                                       ========

               GIBRALTAR MAUSOLEUM CORPORATION AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                    For the Six Months Ended March 31, 1995
                                 (Thousands)


Income:
  Sales                                                $29,723
  Commissions and management fees                        1,354
  Interest and dividends                                 5,231
  Net revenues from construction contracts                 289
  Other operating income                                 4,844
                                                       -------
                                                        41,441
Costs and expenses:
  Cost of sales                                          8,700
  Selling                                               13,140
  Cemetery operations and maintenance                    4,797
  Administrative and general                             6,844
  Interest                                               1,909
  Depreciation and amortization                          1,561
                                                       -------
                                                        36,951
                                                       -------

Income before income taxes                               4,490
Income taxes                                             1,876
                                                       -------
Net income                                             $ 2,614
                                                       =======

             GIBRALTAR MAUSOLEUM CORPORATION AND SUBSIDIARIES

              UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                 For the Six Months Ended March 31, 1995
                                 (Thousands)


OPERATING ACTIVITIES
Net income                                                                  $  2,614
Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation and amortization                                            1,561
      Provision for contract cancellations                                       463
      Deferred income taxes                                                    1,039
      Gain on sale of equipment                                                 (349)
      Changes in operating assets and liabilities
        net of effects of acquisitions:
          Receivables                                                          2,935
          Inventories and other assets                                        (5,843)
          Accounts payable and accrued expenses                                  602
                                                                            --------
Net cash provided by operating activities                                      3,022

INVESTING ACTIVITIES
Net change in property and equipment                                            (954)
                                                                            --------
Net cash used in investing activities                                           (954)

FINANCING ACTIVITIES
Payments to shareholders, officers and
   employee advances                                                            (731)
Net payments on revolving line of credit                                      (1,500)
Proceeds from long-term borrowings                                               991
Payments on long-term borrowings                                              (1,200)
Purchase of Common Stock                                                         (12)
                                                                            --------
Net cash used in financing activities                                         (2,452)
                                                                            --------
(Decrease) in cash                                                              (384)
Cash at beginning of period                                                    1,494
                                                                            --------
Cash at end of period                                                       $  1,110
                                                                            ========

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 5, 1995

                                        SERVICE CORPORATION INTERNATIONAL



                                        /s/ George R. Champagne
                                        --------------------------------------
                                        George R. Champagne
                                        Senior Vice President
                                        Chief Financial Officer
                                        (Principal Financial Officer)

                              INDEX TO EXHIBITS


               EXHIBIT              DESCRIPTION
               --------             -----------
                  2.1    -  Memorandum of Understanding Relating to the
                            Transfer of Shares, dated July 10, 1995, and
                            Additional Memorandum of Understanding Relating to
                            the Transfer of Shares, dated July 12,
                            1995, each of which is between Service Corporation
                            International and Lyonnaise des Eaux.

                 23.1    -  Consent of Barbier Frinault & Associes,
                            Membres d'Arthur Andersen & Co, SC and PGA.

                 23.2    -  Consent of Ernst & Young LLP.